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Exhibit 10.1

Exhibit 10.1    Form of Mortgage, Leasehold Mortgage, Security Agreement, Financing Statement and Fixture Filing.

James Hicks RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: Raymond J. Werner, Esq. Arnstein & Lehr 120 South Riverside Plaza Suite 1200 Chicago, Illinois 60606

MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT

AND FIXTURE FILING

BY

GLR—MEDICAL PROPERTIES ONE, LLC,

a Delaware limited liability company,

as Borrower

TO

METROPOLITAN LIFE INSURANCE COMPANY,

a New York corporation,

as Lender

January 16, 2003

i

ii

MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FILING

DEFINED TERMS

Execution Date: January 16, 2003

Note: The promissory note dated as of the Execution Date made by Borrower to the order of Lender in the principal amount of Forty Million and No/100 Dollars ($40,000,000.00)

Lender & Address:	Metropolitan Life Insurance Company, a New York corporation 10 Park Avenue Morristown, New Jersey 07960
	Attention:	Senior Vice President Real Estate Investments and:
Metropolitan Life Insurance Company 2001 Spring Road, Suite 400 Oak Brook, IL 60523
	Attention:	Director Mortgage Portfolio Services

Borrower & Address:	GLR — MEDICAL PROPERTIES ONE, LLC, a Delaware limited liability company c/o Great Lakes REIT 823 Commerce Drive, Suite 300 Oak Brook, Illinois 60523

Liable Parties & Address:	Great Lakes REIT, L.P. 823 Commerce Drive, Suite 300 Oak Brook, Illinois 60523

County and State in which the Property is located: Cook, DuPage and Lake Counties, State of Illinois

Use: Medical Office Buildings

Insurance: Commercial General Liability Required Liability Limits ($)25 Million
Address for Insurance Notification:	Metropolitan Life Insurance Company One MetLife Plaza 27-01 Queens Plaza North Long Island, New York 11101 Attn: Risk Management Unit, Area: 7C

Loan Documents: The Note, this Mortgage and any other documents related to the Note and/or this Mortgage and all renewals, amendments, modifications, restatements and extensions of these documents. Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower and Liable Parties in favor of Lender. Guaranty: Guaranty dated as of the Execution Date and executed by Liable Parties. The Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents.

        This MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this "Mortgage") is entered into as of the Execution Date by Borrower to Lender with reference to the following Recitals:

RECITALS

        A. This Mortgage secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Note, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Lender, and any other amounts required to be paid by Borrower under any of the Loan Documents, including without limitation the Prepayment Fee as defined in and payable pursuant to the Note, (collectively, the "Secured Indebtedness", and sometimes referred to as the "Loan") and (2) the full performance by Borrower of all of the terms, covenants and obligations set forth in any of the Loan Documents.

        B. Borrower makes the following covenants and agreements for the benefit of Lender or any party designated by Lender, including any prospective purchaser of the Loan Documents or participant in the Loan, and their respective officers, employees, agents, attorneys, representatives and contractors (all of which are collectively referred to as, "Lender").

        NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower agrees as follows:

ARTICLE I
GRANT OF SECURITY

        Section 1.01    REAL PROPERTY GRANT.    Borrower irrevocably mortgages, transfers, grants, conveys, assigns and warrants to Lender, its successors and assigns all of Borrower's present and future estate, right, title and interest in and to the following which are collectively referred to as the "Real Property":

        (1)  all of Borrower's right, title and interest in, to and under those certain leases described on Exhibit "A-1" attached to this Mortgage (as the same may be amended, restated, renewed or extended, collectively, the "Ground Leases" and individually a "Ground Lease") and any non-disturbance, attornment and recognition agreement benefiting Borrower with respect to the Ground Lease, together with all credits, deposits, privileges, rights, estates, title and interest of Borrower as lessee under the Ground Lease (including all rights of Borrower to treat the Ground Lease as terminated under Section 365(h) a "Section 365(h) Election") of the United States Bankruptcy Code, 11 U.S.C.Section 101 et seq. (the "Bankruptcy Code") or any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors (a "Bankruptcy Law") or any comparable right provided under any other Bankruptcy Law, together with all rights, remedies and privileges related thereto), and all books and records that contain records of payment of rent or security made under the Ground Lease and all of Borrower's claims and rights to the payment of damages that may arise from the Ground Lessor's failure to perform under the Ground Lease or rejection of the Ground Lease under any Bankruptcy Law (a "Ground Lessee Damage Claim");

        (2)  that certain real property located in the County and State which is more particularly described in Exhibit "A-7" attached to this Mortgage together with the leasehold estates created pursuant to the Ground Leases in and to those certain parcels of real property located in the County and State which are more particularly described in Exhibit "A-2", Exhibit "A-3", Exhibit "A-4", Exhibit "A-5" and Exhibit "A-6" attached to this Mortgage, or any portion of any of such real property; all easements, rights-of-way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Borrower with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting such real property (collectively, the "Land");

        (3)  all things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the "Improvements");

        (4)  all present and future income, rents, revenue, profits, proceeds, accounts receivables and other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Borrower, any advance payment of real estate taxes or assessments, or insurance premiums made by Borrower and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Borrower in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Mortgage ("Insurance Proceeds") (all of the items set forth in this paragraph are referred to collectively as "Rents and Profits");

        (5)  all damages, payments and revenue of every kind that Borrower may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

        (6)  all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

        (7)  all licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and

        (8)  all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.

        TO HAVE AND TO HOLD the Real Property, unto Lender, its successors and assigns, forever subject to the terms, covenants and conditions of this Mortgage.

        Section 1.02    PERSONAL PROPERTY GRANT.    Borrower irrevocably sells, transfers, grants, conveys, assigns and warrants to Lender, its successors and assigns, a security interest in Borrower's interest in the following personal property which is collectively referred to as "Personal Property":

        (1)  any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;

        (2)  all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Borrower in common with others and all documents of membership in any owner's association or similar group;

        (3)  all plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Borrower relating to the plans and specifications or to the construction of the Improvements;

        (4)  all equipment, machinery, fixtures, goods, accounts, general intangibles, letters of credit, commercial tort claims, deposit accounts, documents, instruments and chattel paper and all substitutions, replacements of, and additions to, any of the these items;

        (5)  all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale, including without limitation all of Borrower's right, title and interest in and to the right of Great Lakes REIT, L.P., a Delaware limited partnership, to require that Advocate, as that term is defined in Section 10.01(e), purchase all or any portion of the Medical Office Building Property (as that term is defined in those certain Development Rights Agreements described in Section 10.01(e)), as provided under and pursuant to Section 2(i) of those certain Development Rights Agreements described in Section 10.01(e); and

        (6)  all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise).

        All of the Real Property and the Personal Property are collectively referred to as the "Property."

        Section 1.03    CONDITIONS TO GRANT.    If Borrower shall pay to Lender the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and if Borrower shall perform and observe each of the terms, covenants and agreements set forth in the Loan Documents, then this Mortgage and all the rights granted by this Mortgage shall be released by Lender in accordance with the laws of the State.

ARTICLE II
BORROWER REPRESENTATIONS AND COVENANTS

        Section 2.01    DUE AUTHORIZATION, EXECUTION, AND DELIVERY.

        (a)  Borrower represents and warrants that the execution of the Loan Documents and the Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Borrower requiring further consent for such action by any other entity or person.

        (b)  Borrower represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State, that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

        (c)  Borrower represents and warrants that the execution, delivery and performance of the Loan Documents will not result in Borrower's being in default under any provision of its organizational documents or of any mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.

        (d)  Borrower represents and warrants that the Loan Documents and the Indemnity Agreement have been duly authorized, executed and delivered by Borrower and to Borrower's knowledge constitute valid and binding obligations of Borrower which are enforceable in accordance with their terms.

        Section 2.02    PERFORMANCE BY BORROWER.    Borrower shall pay the Secured Indebtedness to Lender and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.

        Section 2.03    WARRANTY OF TITLE.

        (a)  Borrower warrants that it holds marketable and indefeasible leasehold estate in and to the estates created by the Ground Leases and fee simple absolute title to the other Real Property, and that it has the right and is lawfully authorized to sell, convey or encumber the Property subject only to those property specific exceptions to title recorded in the real estate records of the County and contained in Schedule B-1 of the title insurance policy or policies which have been approved by Lender (the "Permitted Exceptions"). The Property is free from all due and unpaid taxes, assessments and mechanics' and materialmen's liens.

        (b)  Borrower further covenants to warrant and forever defend Lender from and against all persons claiming any interest in the Property.

        Section 2.04    TAXES, LIENS AND OTHER CHARGES.

        (a)  Unless otherwise paid to Lender as provided in Section 2.05, Borrower shall pay all real estate and other taxes and assessments which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the "Imposition(s)"). The Impositions shall be paid not later than the date on which the particular Imposition would become delinquent and within thirty (30) days after such delinquency date, Borrower shall deliver to Lender receipts of the imposing authority, or other evidence reasonably satisfactory to Lender, evidencing the payment of the Imposition in full. If Borrower elects by appropriate legal action to contest any Imposition, Borrower shall first deposit cash with Lender as a reserve in an amount which Lender determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. If Borrower deposits this sum with Lender, Borrower shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Property, and is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest, Borrower shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default (as defined in Section 11.01), the monies which have been deposited with Lender pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Borrower.

        (b)  In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Lender, at Lender's option, the Secured Indebtedness shall immediately become due and payable. Notwithstanding the preceding sentence, the Lender's election to accelerate the Loan shall not be effective if (1) Borrower is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Borrower agrees in writing to pay or reimburse Lender in accordance with Section 11.06 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.

        Section 2.05    ESCROW DEPOSITS.

        (a)  Without limiting the effect of Section 2.04 and Section 3.01, Borrower shall pay to Lender monthly on the same date the monthly installment is payable under the Note, an amount equal to 1/12th of the amounts Lender reasonably estimates are necessary to pay, on an annualized basis, (1) all Impositions and (2) the premiums for the insurance policies required under this Mortgage (collectively the "Premiums") until such time as Borrower has deposited an amount equal to the annual charges for these items and on demand, from time to time, shall pay to Lender any additional amounts necessary to pay the Premiums and Impositions. Borrower will furnish to Lender bills for Impositions and Premiums not less than fifteen (15) days before Impositions become delinquent and such Premiums first become due for payment. No amounts paid as Impositions or Premiums shall be deemed to be trust funds and these funds may be commingled with the general funds of Lender without any requirement to pay interest to Borrower on account of these funds. If an Event of Default occurs, Lender shall have the right, at its election, to apply any amounts held under this Section 2.05 in reduction of the Secured Indebtedness, or in payment of the Premiums or Impositions for which the amounts were deposited.

        (b)  Lender agrees not to require Premiums deposits, (i) unless and until there is an Event of Default under the Loan Documents, the Guaranty or the Indemnity Agreement; (ii) with respect to a parcel of the Real Property that Borrower no longer owns or has an interest in; (iii) except as permitted by Sections 10.01(b) and 10.01(c), unless and until there has been a change in Borrower or in the general partners, stockholders or members of Borrower or in the constituent general partners, or controlling shareholders or controlling members of any of the entities comprising Borrower; (iv) unless and until Premiums deposits are required in connection with a securitization or participation of the Loan; or (v) at any time Borrower fails to furnish to Lender, not later than fifteen (15) days before the date on which any Premiums would first become delinquent, bills for such Premiums or appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy. In the event any of these events occur, Lender reserves the right to require Premiums deposits at any time in its absolute discretion notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Lender. To the extent that Lender does not require Premiums deposits pursuant to this waiver, the Loan Documents shall be deemed modified to provide that the Loan will be recourse to the extent that any obligations for which a Premiums deposit was not required was not paid by Borrower.

        (c)  Lender agrees not to require Impositions deposits, (i) unless and until there is an Event of Default under the Loan Documents, the Indemnity Agreement or the Guaranty; (ii) with respect to a parcel of the Real Property that Borrower no longer owns or has an interest in; (iii) except as permitted by Sections 10.01(b) and 10.01(c), unless and until there has been a change in Borrower or general partners, stockholders or members of Borrower or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Borrower; or (iv) unless and until such deposits are required in connection with a securitization or participation of the Loan. In the event any of these events occur, Lender reserves the right to require Impositions deposits at any time in its absolute discretion notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Lender. To the extent that Lender does not require Impositions deposits pursuant to this waiver, the Loan Documents shall be deemed modified to provide that the Loan will be recourse to the extent that any obligations for which an Impositions deposit was not required was not paid by Borrower.

        Section 2.06    CARE AND USE OF THE PROPERTY.

        (a)  Borrower represents and warrants to Lender as follows:

          (i)    All authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.

          (ii)  To Borrower's knowledge, the Improvements and their Use comply with all Requirements (as defined in this Section). No notices of violation have been received in connection with the Property. Borrower shall at all times comply with all present or future Requirements affecting or relating to the Property and/or the Use. Borrower shall furnish Lender, on request, proof of compliance with the Requirements to the extent that such proof is in Borrower's possession or control. Borrower shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. "Requirements" shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.

          (iii)  To Borrower's knowledge, Borrower has complied with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Borrower and any governmental or regulatory agency pertaining to the development, use or operation of the Property. Borrower, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property and the Improvements, except to the extent that such repairs are the obligation of and are in fact performed by tenants under Leases.

          (iv)  Borrower shall abstain from, and not permit, the commission of waste to the Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Lender.

          (v)  Construction of the Improvements on the Property is complete.

          (vi)  Except to the extent revealed by the inspection reports identified on Exhibit D, the Property is in good repair and condition, free of any material damage.

        (b)  Lender shall have the right, at any time and from time to time during normal business hours and upon reasonable prior notice to Borrower, to enter the Property in order to ascertain Borrower's compliance with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants (subject to the giving of appropriate notice to such tenants and obtaining any consent of a tenant that may be required under any lease of the Property). Borrower shall reasonably cooperate with Lender performing these inspections. Lender shall honor the privacy of the patients of tenants of the Property and maintain the confidentiality of any confidential information relating to patients of tenants of the Property that is obtained in connection with any examination of the Property by Lender, provided, however, that Lender may reveal any such information (A) to its employees, attorneys, consultants, independent contractors and others who in Lender's reasonable judgment have a reasonable Property related business basis for learning of such information, (B) in connection with any litigation, arbitration, administrative or other proceeding, and (C) as otherwise required by law or governmental regulation.

        (c)  Borrower shall use, or cause to be used, the Property continuously for the Use and related incidental uses. Borrower shall not use, or permit the use of, the Property for any other use without the prior written consent of Lender.

        (d)  Without the prior written consent of Lender, Borrower shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances, (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants.

        (e)  Borrower shall make the roof repairs identified on Exhibit E.

        Section 2.07    COLLATERAL SECURITY INSTRUMENTS.    Borrower covenants and agrees that if Lender at any time holds additional security for any obligations secured by this Mortgage, it may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Mortgage. Lender may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Mortgage, and without waiving any breach or default of Borrower under this Mortgage or any other Loan Document.

        Section 2.08    SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

        (a)  Borrower shall immediately notify Lender of the commencement, or receipt of notice, of any and all actions or proceedings or other material matter or claim affecting the Property and/or the interest of Lender under the Loan Documents (collectively, "Actions"). Borrower shall appear in and defend any Actions.

        (b)  Lender shall have the right, at the cost and expense of Borrower, to institute, maintain and participate in Actions and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Lender under the Loan Documents. Any money paid by Lender under this Section shall be reimbursed to Lender in accordance with Section 11.06 hereof.

        Section 2.09    LIENS AND ENCUMBRANCES.    Without the prior written consent of Lender, to be exercised in Lender's sole and absolute discretion, other than the Permitted Exceptions, Borrower shall not create, place or allow to remain any lien or encumbrance on the Property, including deeds of trust, mortgages, security interests, conditional sales, mechanic liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Mortgage (collectively, "Liens and Encumbrances"). If any Liens and Encumbrances are recorded against the Property or any part of the Property, Borrower shall obtain a discharge and release of any Liens and Encumbrances within fifteen (15) days after receipt of notice of their existence, or such longer time as is reasonably necessary to have the Liens and Encumbrances removed so long as Borrower is diligently and in good faith pursuing such removal and in Lender's reasonable judgment, no part of the Property will be subject to execution sale or other action by which title to any part of the Property or Lender's interest therein may be extinguished or impaired within forty (40) days.

        Section 2.10    GROUND LEASE.    Borrower represents, warrants and covenants with respect to the Ground Leases as follows:

        (a)  Borrower has delivered to Lender true, correct and complete copies of each of the Ground Leases, including all amendments and modifications, written or oral, existing as of the date hereof.

        (b)  Except as expressly permitted under Article X of this Mortgage, Borrower shall not enter into any modifications or amendments of any of the Ground Leases or surrender any of the property covered by any Ground Lease, or terminate any of the Ground Leases for any reason whatsoever, whether expressly permitted under any of the Ground Leases or not, without the prior written consent of Lender which Lender may withhold in its sole discretion.

        (c)  Each Ground Lease is in full force and effect and Borrower enjoys quiet and peaceful possession of the estate granted thereunder. All items comprising Ground Rent have been paid to the date hereof, to the extent such items are currently due and payable. No default now exists under any Ground Lease on the part of Borrower or, to the best knowledge of Borrower, on the part of the ground lessor thereunder. No notice of default or termination of a Ground Lease has been delivered or received by Borrower. To Borrower's knowledge, no event has occurred that, with the giving of notice, or the passage of time, or both, would constitute such a default or would entitle any party under any Ground Lease to cancel the same or otherwise avoid its obligations. For the purposes hereof, "Ground Rent" shall mean any and all payments required of Borrower under the Ground Leases, including base or net rent, fixed rent, additional rent, any other payments, sums or charges payable or required to be paid, whether to the ground lessor or to a third party, under the Ground Lease.

        (d)  Except for this Mortgage or other assignments in favor of Lender, Borrower has not executed any assignment or pledge of any of the Ground Leases or of Borrower's right, title and interest in the same that will not be released prior to the recording of this Mortgage.

        (e)  This Mortgage is permitted under the Ground Leases, does not constitute a violation of any term or provision of the Ground Leases and is and at all times shall constitute a valid lien (subject only to the Permitted Exceptions) on Borrower's interests in the Ground Leases. As required by the Ground Leases, this Mortgage is executed and delivered upon the condition that no purchaser at any foreclosure sale (or purchaser by deed-in-lieu of foreclosure) shall acquire any right, title or interest in or to any of the Ground Leases unless the purchaser, or the person, firm, corporation or other entity to whom or to which such purchaser's right has been assigned, in the instrument transferring to such purchaser or to such assignee the interest of the tenant under such Ground Lease, shall assume and agree to perform all of the terms, covenants and conditions of such Ground Lease thereafter to be observed or performed on the part of such tenant, that no further or additional mortgage or assignment of such Ground Lease shall be made except in accordance with the provisions contained in Article 10 of such Ground Lease, and that a duplicate original of such instrument containing such assumption agreement, duly executed and acknowledged by such purchaser or such assignee in recordable form, is delivered to the landlord under such Ground Lease immediately after the consummation of such sale, or, in any event, prior to taking possession of the premises demised by such Ground Lease. In the event of the foreclosure of this Mortgage, Lender shall not name, in such foreclosure action or otherwise, and in any event shall not disturb the possession or right of possession of any tenant of the Real Property unless such tenant is in default under its lease or such tenant is an affiliate of Borrower. This Mortgage and all of the rights of Lender hereunder are, without the necessity for the execution of any further documents, subject and subordinate to the rights of landlord under the Ground Leases as the Ground Leases may have been previously modified, amended or renewed with the consent of Borrower or its predecessors in interest, or may hereafter be modified, amended or renewed with the consent of Lender. The holder of this Mortgage agrees from time to time, upon request and without charge to execute, acknowledge and deliver any instruments reasonably requested by the landlord under any Ground Lease to evidence the foregoing subordination.

        (f)    Borrower irrevocably delegates to Lender the nonexclusive authority to exercise any or all of Borrower's rights, including the right to give any and all notices under the Ground Leases, whether or not Borrower has failed to exercise such right. Notwithstanding such delegation of authority, Lender grants Borrower a revocable license to exercise such authority which license may only be revoked by Lender upon the occurrence and during the continuance of an Event of Default. Nothing in the foregoing delegation of authority shall be deemed to impose any obligation or duty upon Lender.

        (g)  Borrower shall promptly deliver to Lender a copy of any notice of default or termination that it receives from or delivers to any other party to any of the Ground Leases. Borrower shall promptly notify Lender of any request that any party to the Ground Leases makes for arbitration, mediation or other dispute resolution process with respect to the Ground Leases, and of the institution of any such arbitration, mediation or other dispute resolution process relating to any Ground Lease. Lender may participate in any such arbitration, mediation or other dispute resolution process in such manner as Lender shall reasonably determine appropriate. In the event of any default by Borrower in the performance of any of its obligations under any Ground Lease, including, without limitation, any default in payment of Ground Rent, then, in each and every case, Lender may, at its option and without any obligation to do so, cause such default or defaults to be remedied and otherwise exercise any and all of the rights of Borrower under the Ground Lease in the name of and on behalf of Borrower. Upon demand therefor, Borrower shall reimburse Lender for all advances made and expenses incurred by Lender in curing any such default (including, without limitation, reasonable fees and disbursements), together with interest thereon computed at the Default Rate (as defined in the Note) from the effective date of notice to Borrower that such advance was made. Within five

(5) business days after request therefor, Borrower, at its sole cost and expense, shall execute and deliver to Lender any documents, instruments and agreements deemed necessary by Lender to cure any default under the Ground Lease.

        (h)  Borrower shall not subordinate, or consent to the subordination of, any Ground Lease to any mortgage, deed of trust or other lien encumbering any of the Property, except as may be required pursuant to the Ground Leases.

        (i)    Borrower's obligations under this Mortgage are independent of and in addition to Borrower's obligations under the Ground Leases. Nothing in this Mortgage shall be construed to require Lender to take or omit to take any action that would cause a default under any of the Ground Leases.

        (j)    Borrower shall pay or cause to be paid, promptly when due and payable (before the expiration of any "cure" or "grace" period), all Ground Rent. Upon request by Lender, (but not more frequently than twice in any calendar year, unless a default has occurred under any Ground Lease in which event, Lender may make such request as frequently as it determines) simultaneously with the making of each and every payment of Ground Rent, Borrower shall deliver (or cause to be delivered) to Lender a copy of the check in the amount of or other evidence of such payment delivered to the payee.

        (k)  Borrower shall perform and observe (before the expiration of any "cure" or "grace" period) or cause the performance and observance of all terms, covenants and conditions that Borrower is required to perform and observe under the Ground Leases and do everything necessary to preserve and to keep unimpaired and in full force and effect the Ground Leases. Borrower shall not permit any of the Ground Leases to go into default.

        (l)    Except as expressly permitted under Article X of this Mortgage, Borrower shall not, without Lender's consent, consent to, cause, agree to, permit, or suffer to occur any Ground Lease Impairment. Any Ground Lease Impairment made without Lender's consent shall be null, void, and of no force or effect. Any party entering into or purportedly obtaining the benefit of such a purported Ground Lease Impairment is hereby placed on notice that Borrower has no power or authority to cause, consent, or agree to such Ground Lease Impairment without Lender's consent. For the purposes hereof, "Ground Lease Impairment" shall mean (i) any termination, cancellation or surrender of any Ground Lease (in each case in whole or in part and whether or not pursuant to an express right contained in the Ground Lease); (ii) any modification, amendment, supplementation, or other change affecting any Ground Lease; (iii) any subordination, or consent to the subordination of, any Ground Lease by Borrower to any mortgage or other lien; or (iv) Borrower's delivery of any notice under any Ground Lease that impairs or may impair, or purports to limit the exercise of, Lender's rights and remedies under this Mortgage or any Ground Lease, whether caused by Borrower or suffered or permitted to occur by Borrower.

        (m)  Borrower shall promptly deliver to Lender a copy of any notice of default or termination, or demand for performance (other than routine bills for current Ground Rent) that it receives under any Ground Lease. Borrower shall furnish to Lender all information that Lender may reasonably request from time to time concerning the Ground Leases and Borrower's compliance with the Ground Leases.

        (n)  Borrower shall deliver to Lender within twenty (20) days after demand therefor an acknowledged written statement in form satisfactory to Lender setting forth (i) the names of the lessee and lessor under any of the Ground Leases, (ii) that such Ground Lease is in full force and effect and has not been modified or amended or, if it has been modified or amended, the dates of each such modification or amendment, together with copies of each such modification or amendment, (iii) the basic rent payable under such Ground Lease, (iv) the date to which Ground Rent has been paid, (v) whether there are any alleged defaults under such Ground Lease (and specifying the nature of such alleged defaults in detail) and (vi) any other matters as Lender may reasonably request.

        Section 2.11    TREATMENT OF GROUND LEASE IN BANKRUPTCY.

        (a)  Borrower acknowledges that the Ground Leases are a primary element of Lender's security for the obligations secured hereunder. If the ground lessor under any of the Ground Leases rejects or disaffirms, or seeks or purports to reject or disaffirm, any of the Ground Leases pursuant to any Bankruptcy Law, then Borrower shall not exercise the Section 365(h) Election except as otherwise provided in this paragraph. To the extent permitted by law, Borrower shall not suffer or permit the termination of any Ground Lease by exercise of the Section 365(h) Election or otherwise without Lender's consent. If Borrower makes any Section 365(h) Election in violation of this Mortgage, then such Section 365(h) Election shall be void and of no force or effect.

        (b)  Borrower hereby assigns to Lender the Section 365(h) Election with respect to the Ground Lease until the Secured Indebtedness and all other obligations secured hereunder have been satisfied in full. Borrower acknowledges and agrees that the foregoing assignment of the Section 365(h) Election and related rights is one of the rights that Lender may use at any time to protect and preserve Lender's other rights and interests under this Mortgage. Borrower acknowledges and agrees that the Section 365(h) Election is in the nature of a remedy available to Borrower under the Ground Leases, and is not a property interest that Borrower can separate from the Ground Leases. Therefore, Borrower agrees and acknowledges that exercise of the Section 365(h) Election by Lender shall not be deemed to constitute Lender's taking or sale of Borrower's Property (or any element thereof) and shall not entitle Borrower to any credit against the Secured Indebtedness or otherwise impair Lender's remedies.

        (c)  Borrower acknowledges that if the Section 365(h) Election is exercised in favor of Borrower's remaining in possession under any of the Ground Leases, then Borrower's resulting occupancy rights, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Property and shall be subject to the lien of this Mortgage.

        (d)  To the extent permitted by law, Borrower shall not exercise the 365 Election without Lender's consent.

        Section 2.12    ASSIGNMENT OF CLAIMS.    Borrower, immediately upon learning that the other party to any of the Ground Leases has failed to perform the terms and provisions under any Ground Lease (including by reason of a rejection or disaffirmance or purported rejection or disaffirmance of such Ground Lease pursuant to any Bankruptcy Law) shall notify Lender of any such failure to perform. Borrower unconditionally assigns, transfers, and sets over to Lender any Ground Lease Damage Claim arising as a result thereof. This assignment constitutes a present, irrevocable, and unconditional assignment of the Ground Lease Damage Claims, and shall continue in effect until the Secured Indebtedness has been satisfied in full.

        Section 2.13    OFFSET.    If pursuant to Section 365(h)(2) of the Bankruptcy Code or any other similar Bankruptcy Law, Borrower seeks to offset against any rent under any Ground Lease the amount of any Ground Lease Damage Claims, then Borrower shall notify Lender of its intent to do so at least twenty (20) days before effecting such offset. If Lender reasonably objects to all or any part of such offset, then Borrower shall not effect any offset of the amounts to which Lender reasonably objects. If Lender approves such offset, then Borrower may effect such offset as set forth in Borrower's notice. Neither Lender's failure to object, nor any objection or other communication between Lender and Borrower that relates to such offset, shall constitute Lender's approval of any such offset. Borrower shall indemnify Lender against any offset against the rent reserved in the Ground Leases.

ARTICLE III
INSURANCE

        Section 3.01    REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.

        (a)  During the term of this Mortgage, Borrower at its sole cost and expense must provide insurance policies and certificates of insurance satisfactory to Lender as to amounts, types of coverage and the companies underwriting these coverages. In no event shall such policies be terminated or otherwise allowed to lapse. Borrower shall be responsible for its own deductibles. Borrower shall also pay for any insurance, or any increase of policy limits, not described in this Mortgage which Borrower requires for its own protection or for compliance with government statutes. Borrower's insurance shall be primary and without contribution from any insurance procured by Lender.

        Policies of insurance shall be delivered to Lender in accordance with the following requirements:

          (1)  All Risk Property insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction endorsements, in each case (i) in an amount equal to 100% of the "Full Replacement Cost" of the Improvements and Personal Property, which for purposes of this Article III shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation and with a Replacement Cost Endorsement; (ii) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $25,000; and (iv) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall constitute non-conforming structures or uses. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Borrower and reasonably approved by Lender or by an engineer or appraiser in the regular employ of the insurer.

          (2)  Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (i) to be on the so-called "occurrence" form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an "if any" basis; (c) independent contractors; (d) blanket contractual liability for all written and oral contracts; and (e) contractual liability covering the indemnities contained in this Mortgage to the extent available.

          (3)  Business Income insurance in an amount sufficient to prevent Borrower from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover one (1) year's "Business Income" (as hereinafter defined). The amount of such insurance shall be increased from time to time during the term of this Mortgage as and when new leases and renewal leases are entered into and rents payable increase or the annual estimate of gross income from occupancy of the Property increases to reflect such rental increases. "Business Income" shall mean the sum of (i) the total anticipated gross income from the rental and occupancy of the Property, (ii) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Borrower, (iii) the fair market rental value of any portion of the Property which is occupied by Borrower, and (iv) any other amounts payable to Borrower or to any affiliate of Borrower pursuant to leases.

          (4)  If Lender determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Borrower will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) the outstanding principal balance of the Loan allocated to such part of the Property that is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and for which flood insurance has been made available or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

          (5)  During the period of any construction or renovation or alteration of the Improvements, a so-called "Builder's All Risk" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Lender including an Occupancy endorsement and Worker's Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State.

          (6)  Workers' Compensation insurance, subject to the statutory limits of the State, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).

          (7)  Boiler & Machinery insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.

          (8)  Such other insurance as may from time to time be reasonably required by Lender against other insurable hazards, including, but not limited to, vandalism, earthquake, sinkhole and mine subsidence. In the event that insurance for acts of terrorism or insurance substantially similar thereto is not available at commercially reasonable rates (as determined by Lender in its reasonable judgment) under the coverages described in this Section 3.01with respect to the Property, with due regard given to the type of property, its tenancy, location, and other relevant characteristics, then with respect to the Loan only, such insurance shall not be required for such coverages, provided that in furtherance and not in limitation of the foregoing requirements of this paragraph (8), (a) the form of any exclusion of coverage for acts of terrorism or matters substantially similar thereto shall be reasonably acceptable to Lender, and (b) in the event that at any time during the term of the Loan: (i) Borrower or any of the Liable Parties obtains insurance coverage for acts of terrorism or insurance substantially similar thereto (collectively in this paragraph, "such insurance coverage") for the Property; or (ii) Borrower, or any of the Liable Parties, or any affiliate of Borrower or any of the Liable Parties obtains such insurance coverage with respect to one or more of its properties other than the Property; or (iii) Lender advises Borrower that Lender has determined that such insurance coverage is available with respect to the Property to Borrower or to Lender at commercially reasonable rates (as determined by Lender in its reasonable judgment); or (iv) Lender exercises the rights set forth in Section 12.01 of this Mortgage and the Investor or the Rating Agency requires such insurance coverage at its sole election, then in any such event described in clauses (i) through (iv) of this paragraph, and with respect to clause (ii) only if Lender, in its reasonable judgment, determines that any such other property is substantially similarly situated with the Property with respect to the availability of such insurance coverage with due regard given to the property type(s), their tenancies, locations, and other relevant characteristics, Borrower shall be required to maintain such insurance coverage at Borrower's sole cost and expense, in such form, for such amounts, with such deductibles, and issued by such companies, as shall be reasonably acceptable to Lender with respect to the Property and the Loan for the benefit of Lender. For so long as insurance for acts of terrorism or insurance substantially similar thereto is not maintained with respect to the Loan in accordance with the terms of this paragraph, Borrower shall provide to Lender twice each twelve-month period after the closing of the Loan (at approximate six-month intervals), Borrower's written statement, certified by Borrower to Lender, in form, scope and substance reasonably acceptable to Lender, indicating whether and to what extent each of the conditions referred to in clauses (i) and (ii) hereof then applies, and which written statements shall include summaries of current insurance company quotes and related information concerning such insurance coverage for the Property (which quotes Borrower agrees to seek and obtain in a diligent manner), and Borrower also agrees to provide such other information to Lender (including but not limited to, copies of current insurance company quotes and related information concerning such insurance coverage) that Lender may reasonably request related to such conditions and any such written statement of Borrower.

        (b)  Lender's interest must be clearly stated by endorsement in the insurance policies described in this Section 3.01 as follows:

          (1)  The policies of insurance referenced in Subsections (a)(1), (a)(3), (a)(4), (a)(5) and (a)(7) of this Section 3.01 shall identify Lender under the New York Standard Lender Clause (non-contributory) endorsement.

          (2)  The insurance policy referenced in Section 3.01(a)(2) shall name Lender as an additional insured.

          (3)  All of the policies referred to in Section 3.01 shall provide for at least thirty (30) days' written notice to Lender in the event of policy cancellation and/or material change.

        (c)  All the insurance companies must be authorized to do business in the State and be approved by Lender. The insurance companies must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. and a claims paying ability of BBB or better according to Standard & Poors. If there are any Securities (as defined in Section 12.01) issued with respect to this Loan which have been assigned a rating by a credit rating agency approved by Lender (a "Rating Agency"), the insurance company shall have a claims paying ability rating by such Rating Agency equal to or greater than the rating of the highest class of the Securities. Borrower shall deliver evidence satisfactory to Lender of payment of premiums due under the insurance policies.

        (d)  Certified copies of the policies, and any endorsements, shall be made available for inspection by Lender upon request. If any policy is canceled before the Loan is satisfied, and Borrower fails to immediately procure replacement insurance, Lender reserves the right but shall not have the obligation immediately to procure replacement insurance at Borrower's cost.

        (e)  Borrower shall be required during the term of the Loan to continue to provide Lender with original renewal policies or replacements of the insurance policies referenced in Section 3.01(a). Lender may accept Certificates of Insurance evidencing insurance policies referenced in Subsections (a)(2), (a)(4), and (a)(6) of this Section 3.01 instead of requiring the actual policies. Lender shall be provided with renewal Certificates of Insurance, or Binders, not less than fifteen (15) days prior to each expiration. The failure of Borrower to maintain the insurance required under this Article III shall not constitute a waiver of Borrower's obligation to fulfill these requirements.

        (f)    All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Lender's Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Lender.

        Section 3.02    ADJUSTMENT OF CLAIMS    Borrower hereby authorizes and empowers Lender to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Property, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction; provided, however, that if (a) no Event of Default has occurred, or there exists no state of facts which with the giving of notice or the passage of time or both could become an Event of Default, and (b) the cost of Restoration (as that term is hereinafter defined) does not exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), Borrower may settle, adjust or compromise any such claims.

        Section 3.03    ASSIGNMENT TO LENDER.    In the event of the foreclosure of this Mortgage or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Borrower in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights under these insurance policies and any other insurance policies covering the Property shall pass to the transferee of the Property.

ARTICLE IV
BOOKS, RECORDS AND ACCOUNTS

        Section 4.01    BOOKS AND RECORDS.    Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles ("GAAP"), or in accordance with other methods acceptable to Lender in its reasonable discretion, consistently applied and furnish to Lender:

          (a)  quarterly certified rent rolls signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease (as defined in Section 5.02) and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within thirty (30) days after the end of each fiscal quarter;

          (b)  a quarterly operating statement of the Property (with respect to periods prior to the Execution Date Borrower shall only be required to keep and deliver to Lender only those available to Borrower) and year to date operating statements detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in the form required by Lender, and if available, any quarterly operating statement prepared by an independent certified public accountant, within thirty to sixty (30-60) days after the close of each fiscal quarter of Borrower;

          (c)  an annual balance sheet and profit and loss statement of Borrower in the form required by Lender, prepared and certified by Borrower, as the case may be, or if required by Lender, audited financial statements for Borrower and any Liable Parties prepared by an independent certified public accountant acceptable to Lender within ninety (90) days after the close of each fiscal year of Borrower and the Liable Parties, as the case may be;

          (d)  an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property including cash flow projections for the upcoming one (1) year period and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year; and

          (e)  an annual ARGUS© valuation file in electronic form which includes, without limitation, a then current rent roll, all income of the Property, and all Property expenses.

        Section 4.02    PROPERTY REPORTS.    Upon request from Lender or its representatives and designees, Borrower shall furnish in a timely manner to Lender:

          (a)  Intentionally omitted.

          (b)  An accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

        Section 4.03    ADDITIONAL MATTERS.

        (a)  Borrower shall furnish Lender with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender or the rating agencies in form and substance satisfactory to Lender or the rating agencies.

        (b)  Lender and its representatives shall have the right upon prior written notice to examine and audit the records, books, management and other papers of Borrower or of any guarantor or indemnitor which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Borrower, its affiliates or any guarantor or indemnitor where the books and records are located. Lender shall have the right upon notice to make copies and extracts from the foregoing records and other papers.

ARTICLE V
LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

        Section 5.01    BORROWER'S REPRESENTATIONS AND WARRANTIES.

        Borrower represents and warrants to Lender as follows:

          (a)  There are no leases or occupancy agreements affecting the Property except those leases and amendments listed on Exhibit B to the Assignment of Leases and Borrower has delivered to Lender true, correct and complete copies of all leases, including amendments (collectively, "Existing Leases") and all guaranties and amendments of guaranties given in connection with the Existing Leases (the "Guaranties").

          (b)  Except as indicated on the estoppels given by the tenants under the Leases that were delivered by Borrower to Lender in connection with this Mortgage, there are no defaults by Borrower under the Existing Leases and Guaranties. Borrower has not delivered any notice of default to any tenants under the Existing Leases or any guarantors under the Guaranties. The Existing Leases and the Guaranties are in full force and effect.

          (c)  To the best knowledge of Borrower, none of the tenants now occupying 10% or more of the Property or having a current lease affecting 10% or more of the Property is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.

          (d)  No Existing Leases may be amended terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations prior to any termination date set forth in the Existing Leases, except in the event of (i) material damage to, or destruction of, the Property or (ii) condemnation, or (iii) operation of any option, election or other provision contained in the applicable Existing Lease.

        Section 5.02    ASSIGNMENT OF LEASES.    In order to further secure payment of the Secured Indebtedness and the performance of Borrower's obligations under the Loan Documents, Borrower absolutely, presently and unconditionally grants, assigns and transfers to Lender all of Borrower's right, title, interest and estate in, to and under (i) all of the Existing Leases and Guaranties affecting the Property and (ii) all of the future leases, lease amendments, guaranties and amendments of guaranties and (iii) the Rents and Profits. Borrower acknowledges that it is permitted to collect the Rents and Profits pursuant to a revocable license unless and until an Event of Default occurs. The Existing Leases and Guaranties and all future leases, lease amendments, guaranties and amendments of guaranties are collectively referred to as the "Leases".

        Section 5.03    PERFORMANCE OF OBLIGATIONS.

        (a)  Borrower shall perform all obligations under any and all Leases. If any of the acts described in this Section are done without the written consent of Lender, at the option of Lender, they shall be of no force or effect and shall constitute a default under this Mortgage.

        (b)  Borrower agrees to furnish Lender executed copies of all future Leases upon request of Lender. Borrower shall not, without the express written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), (x) enter into any new Lease of more than 10,000 rental square feet of space in the Property, or (y) enter into or extend any other Lease unless the Lease complies with the Leasing Guidelines which are attached to this Mortgage as Exhibit "B". Borrower shall not, without the express written consent of Lender (i) cancel or terminate any Major Lease (as hereinafter defined) except in the case of a default unless Borrower has entered into new Leases covering all or a substantial part of the premises of the Major Leases being canceled or terminated and such new Leases provide for a reasonably equivalent or better economic return to the Property, or (ii) modify or amend any Major Lease in any material way (except to the extent that such modifications and amendments are consistent with such Leasing Guidelines) or reduce the rent payable thereunder, or (iii) consent to an assignment of the tenant's interest or to a subletting of the demised premises under any Major Lease, unless the tenant remains liable under such Major Lease following the assignment or subletting, or the assignment or subletting is expressly permitted pursuant to the terms of such Major Lease, or the assignee or subtenant expressly assumes the tenant's obligations under the Major Lease and the assignee or subtenant has equal or greater creditworthiness as compared to the assigning or subletting tenant, or (iv) accept payment of advance rents in an amount in excess of two month's rent or (v) enter into any options to purchase the Property. As used in this Section 5.03, a "Major Lease" is defined as a Lease of more than 10,000 rentable square feet, and any Lease after more than 40,000 rentable square feet of space in the Property has been subjected to the events described in clauses (i), (ii) and (iii) of this Section 5.03(b) in any period of twelve (12) consecutive calendar months.

        Section 5.04    SUBORDINATE LEASES.    Each Lease affecting the Property made after the date of this Mortgage shall provide in form reasonably satisfactory to Lender (i) that it is absolutely subordinate to the lien of this Mortgage, (ii) that in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser, and (iii) that if requested to do so, the tenant shall agree to enter into a new Lease for the balance of the term upon the same terms and conditions. If Lender requests, Borrower shall cause a tenant or tenants to enter into reasonable subordination and attornment agreements or nondisturbance agreements with Lender on forms which have been approved by Lender to the extent that Borrower may cause such tenant to do so under the terms of Leases that exist as of the date of this Mortgage. Leases affecting the Property that are made after the date of this Mortgage shall require tenants to enter into subordination and attornment agreements or nondisturbance agreements with Lender on forms which have been approved by Lender if requested by Lender.

        Section 5.05    LEASING COMMISSIONS.    Borrower covenants and agrees that all contracts and agreements relating to the Property requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Lender and (ii) be subordinate to the lien of this Mortgage. Lender will be provided evidence of Borrower's compliance with this Section upon request.

ARTICLE VI
ENVIRONMENTAL HAZARDS

        Section 6.01    REPRESENTATIONS AND WARRANTIES.    Borrower hereby represents, warrants, covenants and agrees to and with Lender that (i) neither Borrower nor, to the best of Borrower's knowledge, after due inquiry, any tenant, subtenant or occupant of the Property, has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.05) at, on, under, within or about the Property, except as expressly approved by Lender in writing or as described in the environmental reports that are identified on Exhibit B to the Indemnity Agreement, or to the extent that such Hazardous Materials are used in the ordinary course of the medical business of a tenant, subtenant or occupant of the Property and then in compliance with the Requirements of Environmental Laws (as defined in Section 6.06), (ii) all of Borrower's operations or activities upon the Property, and any use or occupancy of the Property by Borrower are presently and shall in the future be in compliance with all Requirements of Environmental Laws, (iii) Borrower will use best commercially reasonable efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws, (iv) Borrower does not know of, and has not received, any written or oral notice of other communication from any person or entity (including, without limitation, a governmental entity) relating to Hazardous Materials or Remedial Work pertaining thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing, (v) Borrower shall not do or knowingly allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property, and (vi) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and that is contained in Borrower's files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property.

        Section 6.02    REMEDIAL WORK.    In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "Remedial Work") is required under any Requirements of Environmental Laws, Borrower shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement. All Remedial Work shall be done under the supervision of a consulting engineer, selected by Borrower and approved in advance in writing by Lender. All costs and expenses of Remedial Work shall be paid by Borrower including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Lender's reasonable attorneys', architects' and/or consultants' fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Borrower shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.05 and 11.06.

        Section 6.03    ENVIRONMENTAL SITE ASSESSMENT.    If Lender has a reasonable basis to believe that Hazardous Materials that are not permitted under Section 6.01 are present on any of the Property or that the Requirements of Environmental Laws are not being met with respect to any of the Property, Lender shall have the right, at any time and from time to time, to undertake, at the expense of Borrower, an environmental site assessment on the Property, including any testing that Lender may determine, in its sole discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws. Borrower shall cooperate reasonably with Lender and its consultants performing such assessments and tests.

        Section 6.04    UNSECURED OBLIGATIONS.    No amounts which may become owing by Borrower to Lender under this Article VI or under any other provision of this Mortgage as a result of a breach of or violation of this Article VI shall be secured by this Mortgage. The obligations shall continue in full force and effect and any breach of this Article VI shall constitute an Event of Default. The lien of this Mortgage shall not secure (i) any obligations evidenced by or arising under the Indemnity Agreement ("Unsecured Obligations"), or (ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Mortgage but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations. Nothing in this Section shall in any way limit or otherwise affect the right of Lender to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this Mortgage following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.

        Section 6.05    HAZARDOUS MATERIALS.

        "Hazardous Materials" shall include without limitation:

          (a)  Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws;

          (b)  Those substances defined as "hazardous substances," "hazardous waste," or "hazardous materials" in the Illinois Environmental Protection Act, 415 ILCS 5/1 et seq., the Uniform Hazardous Substances Act of Illinois, 430 ILCS 35/1 et seq., and the Illinois Hazardous Materials Transportation Act, 430 ILCS 30/1 et seq., and in the regulations promulgated pursuant to such laws;

          (c)  Those chemicals known to cause cancer or reproductive toxicity, as reported or defined pursuant to the Illinois Health and Hazardous Substance Registry Act, 410 ILCS 525/1 et seq. and the Illinois Environmental Protection Act, 415 ILCS 5/1 et seq., and the regulations promulgated pursuant to such laws;

          (d)  Those substances listed under Illinois Environmental Protection Act, 415 ILCS 5/1 et seq.;

          (e)  Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

          (f)    Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. §§ 2601 et seq.; (F) flammable explosives; or (G) radioactive materials; and

          (g)  Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

        Section 6.06    REQUIREMENTS OF ENVIRONMENTAL LAWS.    "Requirements of Environmental Laws" means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

ARTICLE VII
CASUALTY, CONDEMNATION AND RESTORATION

        Section 7.01    BORROWER'S REPRESENTATIONS.

        Borrower represents and warrants as follows:

          (a)  Except as expressly approved by Lender in writing, no casualty or damage to any part of the Property which would cost more than $50,000 to restore or replace has occurred which has not been fully restored or replaced.

          (b)  No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation during Borrower's ownership of an interest in the Property, nor has Borrower received notice of any proposed condemnation or other similar proceeding affecting the Property.

          (c)  There is no pending proceeding for the total or partial condemnation of the Property.

        Section 7.02    RESTORATION.

        (a)  Borrower shall give prompt written notice to Lender of any casualty to the Property if the cost of Restoration (as hereinafter defined) exceeds Fifty Thousand and No/100 Dollars ($50,000.00) whether or not required to be insured against. The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property. Borrower covenants and agrees to commence and diligently pursue to completion the Restoration.

        (b)  Borrower assigns to Lender all Insurance Proceeds which Borrower is entitled to receive in connection with a casualty whether or not such insurance is required under this Mortgage; provided, however, that in the event of any damage to or destruction of the Property the cost of Restoration does not exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), and provided an Event of Default does not then currently exist and no state of facts exists which with the giving of notice, passing of time or both could become an Event of Default, Lender shall endorse to Borrower any Insurance Proceeds and Borrower may collect such Insurance Proceeds directly from an insurer. If at the time of the receipt of such Insurance Proceeds by Lender, a state of facts exists which with the giving of notice, passing of time or both could become an Event of Default and such state of facts is thereafter timely cured so that an Event of Default does not result, Lender shall endorse to Borrower any Insurance Proceeds that did not exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) or deliver to Borrower such Insurance Proceeds that Lender has received from an insurer, provided that there is not then any other Event of Default or state of facts existing which with the giving of notice, passing of time or both would become and Event of Default. In the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Lender has determined that (i) there has not been an Impairment of the Security (as defined in Section 7.02 (c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the "Restoration") can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, the Net Insurance Proceeds shall be applied to the Cost of Restoration in accordance with the terms of this Article. Lender shall hold and disburse the Insurance Proceeds less the cost, if any, to Lender of recovering the Insurance Proceeds including, without limitation, reasonable attorneys' fees and expenses, and adjusters' fees (the "Net Insurance Proceeds") to the Restoration.

        (c)  For the purpose of this Article, "Impairment of the Security" shall mean any or all of the following: (i) any of the Leases for more than 15,000 square feet existing immediately prior to the damage, destruction condemnation or casualty shall have been cancelled, or shall contain any exercisable right to cancel as a result of the damage, destruction or casualty and such right shall not have been waived by the tenant; (ii) the casualty or damage occurs during the last year of the term of the Loan; or (iii) restoration of the Property is estimated to require more than one year to complete from the date of the occurrence.

        (d)  If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Borrower shall comply with Lender's Requirements For Restoration as set forth in Section 7.04 below. Upon Borrower's satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Lender shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Lender to Borrower.

        (e)  In the event that the conditions for Restoration set forth in this Section have not been met, Lender may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Lender may determine and Lender may declare the proportion of the principal balance of the Note that is outstanding at the time of such prepayment which is allocated on Exhibit "C" attached to this Mortgage to the Property with respect to which such casualty occurred multiplied by the allocation factor set forth in Section 10.01(e) with respect to such Property, plus the Prepayment Fee required to be paid pursuant to the Note, less the amount of the Net Insurance Proceeds applied by Lender immediately due and payable. After payment in full of such amount to Lender, any remaining Restoration Funds shall be paid to Borrower.

        Section 7.03    CONDEMNATION.

        (a)  If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain ("Condemnation"), Lender shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation ("Condemnation Proceeds"). At its option, Lender shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.

        (b)  Borrower assigns to Lender all Condemnation Proceeds which Borrower is entitled to receive. In the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Lender has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least reasonably equivalent in value as that existing prior to the taking, then Borrower shall commence and diligently pursue to completion the Restoration. Lender shall hold and disburse the Condemnation Proceeds less the cost, if any, to Lender of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys' fees and expenses, and adjusters' fees (the "Net Condemnation Proceeds") to the Restoration.

        (c)  In the event the Net Condemnation Proceeds are to be used for the Restoration, Borrower shall comply with Lender's Requirements For Restoration as set forth in Section 7.04 below. Upon Borrower's satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Lender shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Lender to Borrower.

        (d)  In the event that the conditions for Restoration set forth in this Section have not been met, Lender may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Lender may determine and Lender may declare the proportion of the principal balance of the Note that is outstanding at the time of such prepayment which is allocated on Exhibit "C" attached to this Mortgage to the Property with respect to which the Condemnation occurred multiplied by the allocation factor set forth in Section 10.01(e) with respect to such Property, plus the Prepayment Fee required to be paid pursuant to the Note, less the amount of the Net Condemnation Proceeds applied by Lender immediately due and payable. After payment in full of such amount to Lender, any remaining Restoration Funds shall be paid to Borrower.

        Section 7.04    REQUIREMENTS FOR RESTORATION.    Unless otherwise expressly agreed in a writing signed by Lender, the following are the Requirements For Restoration.

        (a)  If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (the "Work"), Borrower shall provide Lender for its review and written approval (i) complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by an architect reasonably satisfactory to Lender (the "Architect") and (C) are accompanied by Architect's signed statement of the total estimated cost of the Work (the "Approved Plans and Specifications"); (ii) the amount of money which Lender reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the "Restoration Funds"); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor reasonably satisfactory to Lender (the "Contractor") in a form approved by Lender in writing; and (v) a surety bond and/or guarantee of payment with respect to the completion of the Work. The bond or guarantee shall be satisfactory to Lender in form and amount and shall be signed by a surety or other entities who are acceptable to Lender.

        (b)  Borrower shall not commence the Work, other than temporary work to protect the Property or prevent interference with business, until Borrower shall have complied with the requirements of subsection (a) of this Section 7.04. So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Lender's discretion, waived, Lender shall disburse the Restoration Funds in increments to Borrower, from time to time as the Work progresses.

            (i)  Architect shall be in charge of the Work.

          (ii)  Lender shall disburse the Restoration Funds directly or through escrow with a title company selected by Borrower and approved by Lender, upon not less than ten (10) days' prior written notice from Borrower to Lender and Borrower's delivery to Lender of (A) Borrower's written request for payment (a "Request for Payment") accompanied by a certificate by Architect in a form satisfactory to Lender which states that (a) all of the Work completed to that date has been completed in compliance with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and (c) when added to all sums previously paid by Lender, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence satisfactory to Lender that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Request for Payment shall be accompanied by (y) waivers of liens covering that part of the Work previously paid for, if any, and (z) an endorsement to Lender's title policy insuring that no mechanic's or materialmen's liens or other encumbrance exists on or affects the Property other than the Permitted Exceptions.

          (iii)  The final Request for Payment shall be accompanied by (i) a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements to the extent available, (ii) evidence that the Restoration has been completed in accordance with the Approved Plans and Specifications and all Requirements, (iii) evidence that the costs of the Restoration have been paid in full, and (iv) evidence that no mechanic's or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property, including final waivers of liens covering all of the Work and an endorsement to Lender's title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

        (c)  If (i) within ninety (90) days after the occurrence of any damage, destruction or Condemnation requiring Restoration, Borrower fails to submit to Lender and receive Lender's approval of plans and specifications (which approval or disapproval will not be unreasonably delayed) or fails to deposit with Lender the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are approved by all such governmental authorities and Lender, Borrower fails to commence promptly or diligently continue to completion the Restoration, or (iii) Borrower becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration, or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days' written notice of the non-fulfillment of one or more of these conditions, Lender may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Lender may determine and Lender may declare the proportion of the principal balance of the Note that is outstanding at the time of such prepayment which is allocated on Exhibit "C" attached to this Mortgage to the Property with respect to which such casualty or Condemnation occurred multiplied by the allocation factor set forth in Section 10.01(e) with respect to such Property, plus the Prepayment Fee required to be paid pursuant to the Note, less the amount of the Net Insurance Proceeds or Net Condemnation Proceeds applied by Lender immediately due and payable. After payment in full of such amount to Lender, any remaining Restoration Funds shall be paid to Borrower.

ARTICLE VIII
REPRESENTATIONS OF BORROWER

        Section 8.01    ERISA.    Borrower hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a "Plan"); (ii) Borrower's assets do not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute "plan assets".

        Section 8.02    NON-RELATIONSHIP.    Neither Borrower nor any general partner, director, member or officer of Borrower nor, to Borrower's knowledge, any person who is a Borrower's Constituent (as defined in Section 8.03) and which holds five percent (5.0%) or more of the shareholders' interest in Great Lakes REIT, a Maryland Real Estate Investment Trust is (i) a director or officer of Metropolitan Life Insurance Company ("MetLife"), (ii) a parent, son or daughter of a director or officer of MetLife, or a descendent of any of them, (iii) a stepparent, adopted child, stepson or stepdaughter of a director or officer of MetLife, or (iv) a spouse of a director or officer of MetLife.

        Section 8.03    NO ADVERSE CHANGE.

        Borrower represents and warrants that:

          (a)  there has been no material adverse change from the conditions shown in the application submitted for the Loan by Borrower ("Application") or in the materials submitted in connection with the Application in the credit rating or financial condition of Borrower, the general partners, shareholders or members of Borrower or any entity which is a general partner, shareholder or member of Borrower, respectively as the case may be (collectively, "Borrower's Constituents").

          (b)  Borrower has delivered to Lender true and correct copies of all Borrower's organizational documents and except as expressly approved by Lender in writing, there have been no changes in Borrower's Constituents since the date that the Application was executed by Borrower.

          (c)  Neither Borrower, nor any of the Borrower's Constituents, is involved as a debtor or defendant in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Borrower, no such proceeding is contemplated or threatened.

          (d)  Borrower has received reasonably equivalent value for the granting of this Mortgage.

        Section 8.04    FOREIGN INVESTOR.    Neither Borrower nor any partner, member or stockholder of Borrower is, and no legal or beneficial interest in a partner, member or stockholder of Borrower is or will be held, directly or indirectly by, a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended.

ARTICLE IX
EXCULPATION AND LIABILITY

        Section 9.01    LIABILITY OF BORROWER.

        (a)  Upon the occurrence of an Event of Default, except as provided in this Section 9.01, Lender will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Borrower. However, nothing contained in this section shall limit the rights of Lender to proceed against Borrower or the Liable Parties, if any, (i) to enforce any Leases entered into by Borrower or its affiliates as tenant, guarantees, or other agreements entered into by Borrower in a capacity other than as borrower or any policies of insurance; (ii) to recover damages for fraud, material misrepresentation, material breach of warranty or waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Borrower or which, under the terms of the Loan Documents, should have been paid to Lender; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to Borrower that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Lender; (v) to recover Rents and Profits received by Borrower after the first day of the month in which an Event of Default occurs and prior to the date Lender acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover damages, costs and expenses arising from, or in connection with Article VI of this Mortgage pertaining to hazardous materials or the Indemnity Agreement; (vii) to recover all amounts due and payable pursuant to Sections 11.06 and 11.07 of this Mortgage excluding any amount expended by Lender in connection with the foreclosure of this Mortgage; (viii) to recover damages arising from Borrower's failure to comply with Section 8.01 of this Mortgage pertaining to ERISA; and/or (ix) if and to the extent that Lender does not require the deposit of Impositions or Premiums pursuant to Section 2.05, to recover any Impositions or Premiums not paid by Borrower.

        (b)  The limitation of liability set forth in this Section 9.01 shall not apply and the Loan shall be fully recourse in the event that (i) Borrower commences a voluntary bankruptcy or insolvency proceeding, or (ii) the provisions of Article X are not fully complied with. In addition, this agreement shall not waive any rights which Lender would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.

ARTICLE X
CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY

        Section 10.01    CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.

        (a)  Except as provided in this Article X, Borrower shall not cause or permit: (i) the Property or any interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of whether pursuant to any right of first refusal given to any party or otherwise; or (ii) any transfer, assignment or conveyance of any interest in Borrower or in the partners, or stockholders, or members or beneficiaries of, Borrower or of any of Borrower's Constituents or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Borrower or any of the general partners of Borrower, including, without limitation, any conversion of Borrower or any general partner of Borrower from a general partnership to a limited partnership, a limited liability partnership or a limited liability company (collectively, "Transfers").

        (b)  The prohibitions on transfer shall not be applicable to (i) Transfers as a result of the death of a natural person who is Borrower; or (ii) Transfers in connection with estate planning by a natural person to a spouse, son or daughter or descendant of either, a stepson or stepdaughter or descendant of either.

        (c)  Notwithstanding anything to the contrary set forth in this Section 10.01, it shall not be an Event of Default under the Loan Documents if Great Lakes REIT, L.P., reduces its ownership interest in Borrower, provided that (i) either (x) Great Lakes REIT, L.P.'s membership interest in Borrower does not fall below seventy-five percent (75.0%), or (y) Great Lakes REIT, L.P.'s membership interest in Borrower falls below seventy-five percent (75.0%), but not below fifty and one-tenths percent (50.10%), and Borrower or the transferee shall pay to Lender a fee equal to one one-hundredths of one percent (0.01%) for each percentage point that ownership in Borrower is reduced below one hundred percent (100.0%) (For example, if the membership interest of Great Lakes REIT, L.P. falls to sixty-five percent (65.0%), the factor of thirty-five one-hundredths of one percent (0.35%) will be used.) multiplied by the outstanding principal balance of the Note at the time of the transfer, together with a processing fee in the amount of Twenty Thousand and No/100 Dollars ($20,000.00), which payment is made not later than concurrently with such transfer, or (z) Great Lakes REIT, L.P.'s membership interest in Borrower falls below fifty and one-tenths percent (50.10%) and such Transfer satisfies the conditions of the one time transfer right governed by Section 10.01(d); and (ii) Great Lakes REIT, L.P. remains the managing member of Borrower; and (iii) Great Lakes REIT, a Maryland Real Estate Investment Trust remains the managing general partner of Great Lakes REIT, L.P. and owns not less than seventy-five percent (75.0%) interest in Great Lakes REIT, L.P. (the "Permitted Transfers"). In addition, notwithstanding anything to the contrary set forth in this Section 10.01(c), it shall not be an Event of Default under the Loan Documents if Great Lakes REIT, L.P. adds or removes partners so long as Great Lakes REIT, a Maryland Real Estate Investment Trust, remains the managing general partner of Great Lakes REIT, L.P. and owns not less than seventy-five percent (75.0%) interest in Great Lakes REIT, L.P. Lender acknowledges that a member's interest in Borrower may be held by a non-managing member limited liability company comprised of tenants in the Improvements which will contribute up to Five Million and No/100 Dollars ($5,000,000.00) to the capital of Borrower, but the holding of such interests in Borrower shall not reduce the percentage interests set forth in this Section.

        (d)  Borrower shall have a one time right to transfer the Property to a third party, subject to the following conditions: (i) there being no Event of Default under the Loan Documents, the Indemnity Agreement or the Guaranty, (ii) Lender approves of the transferee, (iii) the transferee shall be able to make the ERISA representations set forth in the Loan Documents, (iv) the cash flow, in the opinion of Lender, derived from the Property shall be no less than 2.0 times the annual payments required under the Loan Documents, (v) the loan to value ratio of the Property at the time of the Transfer shall not be greater than sixty percent (60.0%), (vi) Borrower or the transferee shall pay a fee equal to one percent (1%) of the outstanding principal balance of the Note at the time of the Transfer together with a processing fee of Twenty Thousand and No/100 Dollars ($20,000.00), (vii) the transferee shall expressly assume the Loan Documents and the Indemnity Agreement in a manner satisfactory to Lender, and additional Liable Parties acceptable to Lender shall execute the Guaranty with respect to events arising or occurring from and after the date of the Transfer, (viii) the transferee and the additional Liable Parties must have a combined net worth of not less than Two Hundred Million and No/100 Dollars ($200,000,000.00), (ix) the transferee must be experienced in the ownership, management and leasing of properties similar to the Property, (x) Borrower or transferee shall pay all costs and expenses incurred by Lender in connection with the Transfer, including title insurance premiums, documentation costs and reasonable attorneys' fees, and (xi) if the Loan has been securitized, Lender shall have received confirmation that the assumption of the Loan by the transferee will not result in an adverse change in the rating of the securities by the Rating Agency. No Transfer shall release Borrower or Liable Parties from their obligations under the Loan Documents, the Indemnity Agreement, or the Guaranty with respect to events arising or occurring prior to the date of transfer.

        (e)  At any time, including prior to the first day of the sixty-first (61st) month after the Advance Date, if as set forth in and pursuant to the terms of one or more of the following as such may occur one or more times (i) that certain Ground Lease made by and between Advocate Health and Hospitals Corporation, an Illinois not-for-profit corporation ("Advocate"), as landlord, and Borrower, as tenant, relating to the premises commonly known as the Good Samaritan Medical Office Buildings, Downers Grove, Illinois ("Good Samaritan I and II") dated as of October 1, 2002, (ii) that certain Ground Lease made by and between Advocate, as landlord, and Borrower, as tenant, relating to the premises commonly known as the Good Shepherd Medical Office Buildings, Barrington, Illinois ("Good Shepherd I and II") dated as of October 1, 2002, (iii) that certain Ground Lease made by and between Advocate, as landlord, and Borrower, as tenant, relating to the premises commonly known as the Christ Medical Office Building, Oak Lawn, Illinois ("Christ POB") dated as of October 1, 2002, (iv) that certain Ground Lease made by and between Advocate, as landlord, and Borrower, as tenant, relating to the premises commonly known as the Trinity Medical Office Building, Chicago, Illinois ("Trinity POB") dated as of October 1, 2002, (v) that certain Ground Lease made by and between Advocate, as landlord, and Borrower, as tenant, relating to the premises commonly known as the South Suburban Medical Office Building, Hazel Crest, Illinois ("South Suburban POB") dated as of October 1, 2002, (vi) that certain Development Rights Agreement made by and between Advocate, and Great Lakes REIT, L.P. dated as of October 1, 2002 relating to Good Samaritan I and II and other property, (vii) that certain Development Rights Agreement made by and between Advocate, and Great Lakes REIT, L.P. dated as of October 1, 2002 relating to Good Shepherd I and II and other property, (viii) that certain Development Rights Agreement made by and between Advocate, and Great Lakes REIT, L.P. dated as of October 1, 2002 relating to the Christ POB and other property, (ix) that certain Development Rights Agreement made by and between Advocate, and Great Lakes REIT, L.P. dated as of October 1, 2002 relating to the Trinity POB and other property, or (x) that certain Development Rights Agreement made by and between Advocate, and Great Lakes REIT, L.P. dated as of October 1, 2002 relating to the South Suburban POB and other property, Borrower exercises its right to require that Advocate repurchase one or more office buildings or Advocate exercises its right to repurchase one or more office buildings, Borrower shall be obligated to prepay with a Prepayment Fee the amount of the principal balance that is outstanding at the time of such prepayment and which is allocated on

Exhibit "C" attached to this Mortgage to the property being repurchased multiplied by the allocation factor set forth below with respect to such property:

Property	Allocation Factor
Good Samaritan I and II	1.20
Good Shepherd I and II	1.20
Christ POB	1.10
Trinity POB	1.0
South Suburban POB	1.0

        For example, if any such condition occurs, Borrower shall be obligated to prepay $15,845,250.00, the product obtained by multiplying the outstanding principal balance under the Note at the time of such prepayment (which is assumed for purposes of this example to be $37,000,000) times 35.6875% (the proportion of the principal balance allocated to the property subject to such condition which is assumed to be Good Samaritan I and II) times 1.20 (the allocation factor applicable to such property) [$37,000,000.00 × 35.6875%. = 13,204,375.00 × 1.20 = $15,845.250.00]. In such instance the Prepayment Fee shall be calculated on the prepayment of $15,845,250.00.

        As used in this Section 10.01(e), the term "Advocate" shall mean Advocate Health and Hospitals Corporation, an Illinois not-for-profit corporation, and its successors and assigns. If the conditions and provisions set forth in this Section 10.01(e) are satisfied, Lender shall release Good Samaritan I and II, Good Shepherd I and II, the Christ POB, the Trinity POB or the South Suburban POB to which such repurchase was made by Advocate, as the case may be, from the lien of this Mortgage and other Loan Documents.

        (f)    Commencing on the first day of the thirteenth (13th) month following the Advance Date, Borrower may sell the property commonly known as 1020 East Ogden Avenue, Naperville, Illinois (the "Naperville Property") to an unrelated third party provided that the following conditions are satisfied: (i) there shall be no Event of Default under the Loan Documents, the Indemnity Agreement or the Guaranty at the time of the Transfer; and (ii) Borrower shall prepay with a Prepayment Fee the then outstanding principal balance allocated to the Naperville Property on Exhibit "C" attached to this Mortgage multiplied by 1.10. An example of such calculation is set forth in Section 10.01(e) . If the foregoing conditions shall be satisfied, the Lender shall release the Naperville Property from the lien of the Mortgage and the other Loan Documents.

        (g)  Except as set forth in this Section 9, Borrower shall have no right to a partial release of any of such of the Property that secures Borrower's obligations under this Note or to partially prepay the Loan.

        Section 10.02    PROHIBITION ON SUBORDINATE FINANCING.    Borrower shall not incur or permit the incurring of (i) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property or (ii) any pledge or encumbrance of a partnership, member or shareholder or beneficial interest in Borrower individually or collectively, ("Secondary Financing"). Notwithstanding anything to the contrary set forth in this Section 10.02, the prohibition against Secondary Financing shall not prohibit the mortgage financing by the Ground Lessor under the Ground Leases described above of its fee interest in the property that is the subject of such Ground Leases so long as such mortgage is at all times subject to the Loan and any modifications thereto and such financing cannot impair or extinguish the Loan or any such Ground Lease; provided however that such mortgage lender to the Ground Lessor may acquire fee title to the Ground Lessor's interest by foreclosure or deed in lieu of foreclosure thereby acquiring all rights of the Ground Lessor pursuant and subject to any such Ground Lease.

        Section 10.03    RESTRICTIONS ON ADDITIONAL OBLIGATIONS.    During the term of the Loan, Borrower shall not, without the prior written consent of Lender, become liable with respect to any indebtedness or other obligation except for (i) the Loan, (ii) Leases entered into in the ordinary course of owning and operating the Property for the Use, (iii) other liabilities incurred in the ordinary course of owning and operating the Property for the Use but excluding any loans or borrowings, (iv) liabilities or indebtedness disclosed in writing to and approved by Lender on or before the Execution Date, and (v) any other single item of indebtedness or liability which does not exceed $25,000 or, when aggregated with other items or indebtedness or liability, does not exceed $100,000.

        Section 10.04    STATEMENTS REGARDING OWNERSHIP.    Borrower agrees to submit or cause to be submitted to Lender within thirty (30) days after December 31st of each calendar year during the term of this Mortgage and ten (10) days after any written request by Lender, a sworn, notarized certificate, signed by an authorized (i) individual who is Borrower or one of the individuals comprising Borrower, (ii) member of Borrower, (iii) partner of Borrower or (iv) officer of Borrower, as the case may be, stating whether (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom; (y) any conveyance, transfer, pledge or encumbrance of any interest in Borrower has been made by Borrower and if so, to whom; or (z) there has been any change in the individual(s) comprising Borrower or in the partners, members, stockholders or beneficiaries of Borrower from those on the Execution Date, and if so, a description of such change or changes.

ARTICLE XI
DEFAULTS AND REMEDIES

        Section 11.01    EVENTS OF DEFAULT.    Any of the following shall be deemed to be a material breach of Borrower's covenants in this Mortgage and shall constitute a default ("Event of Default"):

          (a)  The failure of Borrower to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Lender or otherwise, within ten (10) days of the due date of such payment;

          (b)  The failure of Borrower to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document for a period of more than thirty (30) days after receipt of notice of such failure (the "Cure Period"); provided, however, that if such failure by its nature can be cured and Borrower commences to cure such failure within the Cure Period and diligently and in good faith continues in attempts to effect such cure, the Cure Period shall be extended for sixty (60) additional days;

          (c)  The filing by Borrower or one of the Liable Parties (an "Insolvent Entity") of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within sixty (60) days, or an Insolvent Entity's adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity's seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due;

          (d)  If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents by Borrower, or by any person or entity otherwise liable under any Loan Document shall be materially false or misleading;

          (e)  If Borrower shall suffer or permit the Property, or any part of the Property, to be used in a manner that might (1) impair Borrower's title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property;

          (f)    An Event of Default by Borrower, as that term is defined in each Ground Lease, occurs under any of the Ground Leases; or

          (g)  If Liable Parties shall default under the Guaranty executed by Liable Parties in favor of Lender dated as of the Execution Date.

        Section 11.02    REMEDIES UPON DEFAULT.    Upon the happening of an Event of Default, the Secured Indebtedness shall, at the option of Lender, become immediately due and payable, without further notice or demand, and Lender may undertake any one or more of the following remedies:

          (a)    Foreclosure.    Institute a foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Lender may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys' fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Lender is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Lender; and/or

          (b)    [INTENTIONALLY DELETED];

          (c)    Entry.    Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Lender, in Lender's sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or

          (d)    Receivership.    Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Lender shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Borrower or any of the Liable Parties. Borrower and Liable Parties shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any of the Rents and Profits by Lender or any receiver shall not affect or cure any Event of Default.

        Section 11.03    APPLICATION OF PROCEEDS OF SALE.    In the event of a sale of the Property pursuant to Section 11.02 of this Mortgage, to the extent permitted by law, the Lender shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys' fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents.

        Section 11.04    [INTENTIONALLY DELETED]

        Section 11.05    LENDER'S RIGHT TO PERFORM BORROWER'S OBLIGATIONS.    Borrower agrees that, if Borrower fails to perform any act or to pay any money which Borrower is required to perform or pay under the Loan Documents, Lender may make the payment or perform the act at the cost and expense of Borrower and in Borrower's name or in its own name. Any money paid by Lender under this Section 11.05 shall be reimbursed to Lender in accordance with Section 11.06.

        Section 11.06    LENDER REIMBURSEMENT.    All payments made, or funds expended or advanced by Lender pursuant to the provisions of any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Borrower upon demand by Lender, and (4) bear interest at the Default Rate (as defined in the Note) from the date that is ten (10) days after the effective date of such written demand. Borrower shall reimburse Lender within ten (10) days after receipt of written demand for such amounts.

        Section 11.07    FEES AND EXPENSES.    If Lender becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Borrower, the Property or the title thereto or Lender's interest under this Mortgage, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Borrower shall reimburse Lender in accordance with Section 11.06 for all expenses, costs, charges and legal fees incurred by Lender (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.

        Section 11.08    WAIVER OF CONSEQUENTIAL DAMAGES.    Borrower covenants and agrees that in no event shall Lender be liable for consequential damages, and to the fullest extent permitted by law, Borrower expressly waives all existing and future claims that it may have against Lender for consequential damages.

ARTICLE XII
BORROWER AGREEMENTS AND FURTHER ASSURANCES

        Section 12.01    PARTICIPATION AND SALE OF LOAN.

        (a)  Lender may sell, transfer or assign its entire interest or one or more participation interests in the Loan and the Loan Documents at any time and from time to time, including, without limitation, its rights and obligations as servicer of the Loan. Lender may issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, including depositing the Loan Documents with a trust that may issue securities (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities (collectively, the "Investor") or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Secured Indebtedness and to Borrower or any Liable Parties and the Property, whether furnished by Borrower, any Liable Parties or otherwise, as Lender determines necessary or desirable.

        (b)  Borrower will cooperate with Lender and the Rating Agencies in furnishing such information and providing such other assistance, reports and legal opinions as Lender may reasonably request in connection with any such transaction. In addition, Borrower acknowledges that Lender may release or disclose to potential purchasers or transferees of the Loan, or potential participants in the Loan, originals or copies of the Loan Documents, title information, engineering reports, financial statements, operating statements, appraisals, Leases, rent rolls, and all other materials, documents and information in Lender's possession or which Lender is entitled to receive under the Loan Documents, with respect to the Loan, Borrower, Liable Parties or the Property. Borrower shall also furnish to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property in Borrower's possession or control, the Leases, the financial condition of Borrower or any Liable Parties as may be reasonably requested by Lender, any Investor or any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest.

        Section 12.02    REPLACEMENT OF NOTE.    Upon notice to Borrower of the loss, theft, destruction or mutilation of the Note, Borrower will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date. Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.

        Section 12.03    BORROWER'S ESTOPPEL.    Within ten (10) days after a request by Borrower or Lender, the other shall furnish an acknowledged written statement in form reasonably satisfactory to the requesting party (i) setting forth the amount of the Secured Indebtedness, and (ii) stating whether any default then exists under the Loan Documents or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (iv) any other matters as the requesting party may reasonably request.

        Section 12.04    FURTHER ASSURANCES.    Borrower shall, without expense to Lender, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Lender shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Lender the Property and rights conveyed or assigned by this Mortgage or which Borrower may become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or re-recording this Mortgage. If Borrower fails to comply with the terms of this Section, Lender may, at Borrower's expense, perform Borrower's obligations for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender as its attorney-in-fact to do so. The appointment of Lender as attorney-in-fact is coupled with an interest.

        Section 12.05    SUBROGATION.    Lender shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.

ARTICLE XIII
SECURITY AGREEMENT

        Section 13.01    SECURITY AGREEMENT.

        THIS MORTGAGE CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS MORTGAGE CONSTITUTES A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE OF THE STATE IN WHICH THE PROPERTY IS LOCATED (THE "U.C.C.") AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, LENDER MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR LENDER MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH LENDER'S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS MORTGAGE. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS MORTGAGE IS RELEASED OR SATISFIED OF RECORD.

        Section 13.02    REPRESENTATIONS AND WARRANTIES.

        Borrower warrants, represents and covenants as follows:

          (a)  Borrower owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except as otherwise expressly approved by Lender in writing. Borrower will notify Lender of, and will protect, defend and indemnify Lender against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property.

          (b)  The Personal Property has not been used and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Borrower's business.

          (c)  Borrower will not remove the Personal Property without the prior written consent of Lender, except the items of Personal Property which are consumed, worn out, damaged, or otherwise rendered obsolete in ordinary usage shall be promptly replaced by Borrower with other Personal Property of reasonably equivalent value and utility to the replaced Personal Property.

        Section 13.03    CHARACTERIZATION OF PROPERTY.    The grant of a security interest to Lender in this Mortgage shall not be construed to limit or impair the lien of this Mortgage or the rights of Lender with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

        Section 13.04    PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS.    It is understood and agreed that in order to protect Lender from the effect of U.C.C. Section 9-313, as amended from time to time and as enacted in the State, in the event that Borrower intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

          (a)  Before executing any security agreement or other document evidencing or perfecting the security interest, Borrower shall obtain the prior written approval of Lender. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

          (b)  Borrower shall pay all sums and perform all obligations secured by the security agreement. A default by Borrower under the security agreement shall constitute a default under this Mortgage. If Borrower fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Lender, at its option, may pay the secured amount and Lender shall be subrogated to the rights of the holder of the purchase money security interest.

          (c)  Lender shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

          (d)  The provisions of subparagraphs (b) and (c) of this Section 13.04 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Mortgage in a manner satisfactory to Lender.

ARTICLE XIV
MISCELLANEOUS COVENANTS

        Section 14.01    NO WAIVER.    No single or partial exercise by Lender, or delay or omission in the exercise by Lender, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Lender shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law.

        Section 14.02    NOTICES.    All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Mortgage shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

        Section 14.03    HEIRS AND ASSIGNS; TERMINOLOGY.

        (a)  This Mortgage applies to Lender, Liable Parties and Borrower, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The term "Borrower" shall include both the original Borrower and any subsequent owner or owners of any of the Property. The term "Liable Parties" shall include both the original Liable Parties and any subsequent or substituted Liable Parties.

        (b)  In this Mortgage, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

        Section 14.04    SEVERABILITY.    If any provision of this Mortgage should be held unenforceable or void, then that provision shall be severed from the remaining provisions and shall not affect the validity of this Mortgage except that if the unenforceable or void provision relates to the payment of any monetary sum greater than $10,000.00, then, Lender may, at its option, declare the Secured Indebtedness immediately due and payable.

        Section 14.05    APPLICABLE LAW.    This Mortgage shall be construed and enforced in accordance with the laws of the State.

        Section 14.06    CAPTIONS.    The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Mortgage.

        Section 14.07    TIME OF THE ESSENCE.    Time shall be of the essence with respect to all of Borrower's obligations under this Mortgage and the other Loan Documents.

        Section 14.08    NO MERGER.    In the event that Lender should become the owner of the Property, there shall be no merger of the estate created by this Mortgage with the fee estate in the Property.

        Section 14.09    NO MODIFICATIONS.    This Mortgage may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Borrower and Lender.

ARTICLE XV
NON-UNIFORM COVENANTS

        Section 15.01    USE OF PROCEEDS.    Borrower represents and agrees that the Secured Indebtedness is exempt from the limitation upon the amount of interest that may be charged under 815 ILCS 205/4 for one or more of the reasons set forth in such statute, and the Secured Indebtedness constitutes a business loan which comes within the purview of 815 ILCS 205/4.

        Section 15.02    LIMITATION ON SECURED INDEBTEDNESS.    It is expressly understood and agreed that the Secured Indebtedness will in no event exceed two hundred percent (200%) of (i) the total face amount of the Note plus (ii) the total interest which may hereafter accrue under the Note on such face amount.

        Section 15.03    WAIVER OF HOMESTEAD AND REDEMPTION.    Borrower releases and waives all rights under the homestead and exemption laws of the State of Illinois. Borrower acknowledges that the Property does not include "agricultural real estate" or "residential real estate" as those terms are defined in 735 ILCS 5/15-1201 and 5/15-1219. Pursuant to 735 ILCS 5/15-1601(b) Borrower waives any and all rights of redemption from sale under any order of foreclosure of this Mortgage or other rights of redemption which may run to Borrower or any other "Owner of Redemption", as that term is defined in 735 ILCS 5/15-1212. Borrower waives all rights of reinstatement under 735 ILCS 5/15-1602 to the fullest extent permitted by Illinois law.

        Section 15.04    SINGLE PURPOSE ENTITY.    Borrower represents, warrants, and covenants with Lender that it has not and shall not: (i) engage in business other than owning and operating the Property; (ii) acquire or own a material asset other than the Property and incidental personal property; (iii) maintain assets in a way difficult to segregate and identify, or commingle its assets with the assets of any other person or entity; (iv) fail to hold itself out to the public as a legal entity separate from any other or fail to maintain sufficient capital; (v) fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; (vi) file or consent to a petition pursuant to applicable bankruptcy, insolvency, liquidation or reorganization statutes, or make an assignment for the benefit of creditors without the unanimous consent of its partners or members, as applicable; (vii) incur additional indebtedness except for trade payables in the ordinary course of the business of owning and operating the Property, provided that such indebtedness is paid within ninety (90) days after when incurred; (viii) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets; or (ix) modify, amend or revise its organizational documents.

        Section 15.05    PROPERTY MANAGEMENT.    The Property may be managed by Borrower or an affiliate of Borrower. Notwithstanding the foregoing, Lender may request, and upon receipt of such request, Borrower shall remove itself or its affiliate as the manager of the Property if (a) an Event of Default has occurred under the Loan Documents, or (b) in the opinion of Lender, for any preceding twelve (12) month period, the ratio of (i) Net Cash Flow of the Property to (ii) the annual debt service payable on the Loan falls below 1.1. As used herein the term "Net Cash Flow" shall mean for any twelve (12) month period rent and other collections (collectively "Gross Income") less (x) operating expenses including a management fee of not less than three percent (3.0%) of Gross Income and (y) in addition to any reserves for such purposes otherwise set forth herein, an adjustment for structural reserve, normalized leasing commissions and tenant improvements. Gross Income shall not include the proceeds of any insurance coverages available to Borrower and any award for condemnation or conveyance of the Property or any part thereof in lieu thereof. Net Cash Flow shall be determined on a cash rather than an accrual basis.

        Section 15.06    WAIVER OF JURY TRIAL.    TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING AND/OR HEARING ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THE NOTE, THIS MORTGAGE OR ANY OF THE LOAN DOCUMENTS, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. EACH PARTY HAS RECEIVED THE ADVICE OF COUNSEL WITH RESPECT TO THIS WAIVER.

        IN WITNESS WHEREOF, Borrower has executed this Mortgage, or has caused this Mortgage to be executed by its duly authorized representative(s) as of the Execution Date.

GLR—MEDICAL PROPERTIES ONE, LLC, a Delaware limited liability company
By:	GREAT LAKES REIT, L.P., a Delaware limited partnership
Its:	Managing Member
By:	GREAT LAKES REIT, a Maryland Real Estate Investment Trust
Its:	General Partner
By:	/s/ James Hicks James Hicks
Its:	Treasurer and Chief Financial Officer

State of Illinois	)
	)	SS:
County of Cook	)

        I,                        , a Notary Public in and for the County and State aforesaid, do hereby certify that JAMES HICKS, Treasurer and Chief Financial Officer of GREAT LAKES REIT, a Maryland Real Estate Investment Trust, the General Partner of GREAT LAKES REIT, L.P., a Delaware limited partnership, the Managing Member of GLR-MEDICAL PROPERTIES ONE, LLC, a Delaware limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Chief Investment Officer appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said entities for the uses and purposes therein set forth.

        GIVEN under my hand and notarial seal this            day of January, 2003.

Notary Public

JOINDER BY GREAT LAKES REIT, L.P.

        GREAT LAKES REIT, L.P., a Delaware limited partnership, for and in consideration of certain tangible and intangible benefits, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Metropolitan Life Insurance Company, a New York corporation, to make a loan to GLR-Medical Properties One, LLC, a Delaware limited liability company, by this Joinder irrevocably sells, transfers, grants, conveys, assigns and warrants to Lender, its successors and assigns, a security interest in its right to require Advocate Health and Hospitals Corporation, an Illinois not-for-profit corporation, to purchase all or any part of the Property, (as that term is defined in those certain Development Rights Agreements described in Section 10.01(e) of the Mortgage to which this Joinder is attached) as provided under and pursuant to Section 2(i) of such Development Rights Agreements and for no other purpose. In furtherance of the security interest granted herein, the undersigned agrees to be bound by all of the provisions set forth in Article XIII of this Mortgage as fully as though it were the Borrower, but only with respect to the property and rights described in this Joinder.

        IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date set forth below.

GREAT LAKES REIT, L.P., a Delaware limited partnership
By:	GREAT LAKES REIT, a Maryland Real Estate Investment Trust
Its:	General Partner
	By:	/s/ James Hicks James Hicks
	Its:	Treasurer and Chief Financial Officer
State of Illinois	)
	)	SS:
County of Cook	)

        I,                         , a Notary Public in and for the County and State aforesaid, do hereby certify that JAMES HICKS, Treasurer and Chief Financial Officer of GREAT LAKES REIT, a Maryland Real Estate Investment Trust, the General Partner of GREAT LAKES REIT, L.P., a Delaware limited partnership, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Chief Investment Officer appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said entities for the uses and purposes therein set forth.

        GIVEN under my hand and notarial seal this              day of January, 2003.

Notary Public

CONSENT BY ADVOCATE HEALTH AND HOSPITALS CORPORATION

        For the benefit of Metropolitan Life Insurance Company ("MetLife"), and its successors and assigns only, Advocate Health and Hospitals Corporation, an Illinois not-for-profit corporation ("Advocate"):

  (a)
  Consents to the Joinder made by Great Lakes REIT, L.P., a Delaware limited partnership to this Mortgage and specifically waives the provisions of Section 9 of the Development Rights Agreements that are described in Section 10.01(e) of this Mortgage, with respect to such Joinder; and

  (b)
  Agrees that the liens created by Section 23.7 of the Ground Leases that are described in Section 10.01(e) of this Mortgage shall not be foreclosed unless and until all of the protections afforded to a Leasehold Mortgagee (as that term is defined in such Ground Leases) in the case of an Event of Default (as that term is defined in such Ground Leases), including the giving of notice and the running of any applicable cure and election periods, have been afforded to MetLife and such notice and cure periods have expired without MetLife's timely cure of such Event of Default. It is the intent of the parties that MetLife shall have all of the rights of a Leasehold Mortgagee in the event of the exercise of the Landlord's rights under Section 23.7 of such Ground Leases that MetLife would have in the event of the enforcement of the Landlord's rights and remedies in the case of an Event of Default or any circumstance that with the giving of notice, the passing of time, or both would become an event of default; and

  (c)
  Agrees that (i) the provisions of those certain Right of First Refusal and Covenant not to Compete (collectively, the "ROFR") made on or about October 1, 2002 by and between Advocate and GLR-Medical Properties One, LLC do not apply to a transfer by MetLife or its designee or any third party that acquires any of the Property (as that term is defined in the Mortgage to which this Consent is attached) through foreclosure or a deed-in-lieu of foreclosure and any transfer by MetLife or its designee or any third party shall be a "Permitted Transfer" as that term is defined in the ROFR, and (ii) the provisions of Paragraph 4 of the ROFR shall not apply to MetLife or its designee or any third party that acquires any of the Property (as that term is defined in the Mortgage to which this Consent is attached) through foreclosure or a deed-in-lieu of foreclosure or any direct or indirect transferee of any of them or their successors in interest.

ADVOCATE HEALTH AND HOSPITALS CORPORATION, an Illinois not-for-profit corporation
By:
Printed Name:
Its:
Dated: January , 2003

State of Illinois	)
	)	SS:
County of Cook	)

        I,                         , a Notary Public in and for the County and State aforesaid, do hereby certify that                         ,                          of ADVOCATE HEALTH AND HOSPITALS CORPORATION, an Illinois not-for-profit corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such                          appeared before me this day in person and acknowledged that              signed and delivered the said instrument as              own free and voluntary act and as the free and voluntary act of the corporation for the uses and purposes therein set forth.

        GIVEN under my hand and notarial seal this        day of January, 2003.

Notary Public

EXHIBIT "A-1"

TO MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FILING

GROUND LEASES

        (i) That certain Ground Lease made by and between Advocate Health and Hospitals Corporation, an Illinois not-for-profit corporation ("Advocate"), as landlord, and Borrower, as tenant, relating to the premises commonly known as the Good Samaritan Medical Office Buildings, Downers Grove, Illinois which is more particularly described on Exhibit "A-2" dated as of October 1, 2002,

        (ii) That certain Ground Lease made by and between Advocate, as landlord, and Borrower, as tenant, relating to the premises commonly known as the Good Shepherd Medical Office Buildings, Barrington, Illinois which is more particularly described on Exhibit "A-3" dated as of October 1, 2002,

        (iii) That certain Ground Lease made by and between Advocate, as landlord, and Borrower, as tenant, relating to the premises commonly known as the Christ Medical Office Building, Oak Lawn, Illinois which is more particularly described on Exhibit "A-4" dated as of October 1, 2002,

        (iv) That certain Ground Lease made by and between Advocate, as landlord, and Borrower, as tenant, relating to the premises commonly known as the Trinity Medical Office Building, Chicago, Illinois which is more particularly described on Exhibit "A-5" dated as of October 1, 2002,

        (v) That certain Ground Lease made by and between Advocate, as landlord, and Borrower, as tenant, relating to the premises commonly known as the South Suburban Medical Office Building, Hazel Crest, Illinois which is more particularly described on Exhibit "A-6" dated as of October 1, 2002,

EXHIBIT "A-2"

TO MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FILING

PROPERTY DESCRIPTION—GOOD SAMARITAN I AND II

        THAT PART OF LOT "A" OF EVANGELICAL HOSPITAL ASSOCIATION ASSESSMENT PLAT NO. 2 IN THE SOUTHWEST QUARTER OF SECTION 32, TOWNSHIP 39 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, RECORDED AS DOCUMENT NUMBER R77-108464, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID LOT "A"; THENCE SOUTH 8(1)30'00" WEST ALONG THE EASTERLY LINE OF SAID LOT "A", A DISTANCE OF 2117.29 FEET; THENCE NORTH 88(1)48'52" WEST 438.33 FEET FOR THE POINT OF BEGINNING; THENCE SOUTH 01(1)11'08" WEST 161.38 FEET; THENCE SOUTH 46(1)16'08" WEST 157.62 FEET; THENCE NORTH 88(1)41'12" WEST 96.73 FEET; THENCE NORTH 01(1)18'48" EAST 34.97 FEET; THENCE NORTH 44(1)23'52" EAST 110.72 FEET; THENCE NORTH 00(1)29'47" EAST 68.11 FEET; THENCE NORTH 88(1)57'45" WEST 68.73 FEET; THENCE NORTH 01(1)18'48" EAST 111.37 FEET; THENCE SOUTH 88(1)48'52" EAST 95.12 FEET; THENCE SOUTH 01(1)11'08" WEST 22.50 FEET; THENCE SOUTH 88(1)48'52" EAST 106.64 FEET TO THE POINT OF BEGINNING, IN DUPAGE COUNTY, ILLINOIS.

        COMMONLY KNOWN AS 3825 HIGHLAND AVE., DOWNERS GROVE, IL 60515

        P.I.N.: 06-32-306-028

EXHIBIT "A-3"

TO MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FILING

PROPERTY DESCRIPTION—GOOD SHEPHERD I AND II

PARCEL 1:

        THAT PART OF THE WEST HALF OF THE NORTHWEST QUARTER OF SECTION 22, TOWNSHIP 43 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF THE WEST HALF OF THE NORTHWEST QUARTER OF SAID SECTION 22; THENCE SOUTH 00(1)48'42" WEST 392.23 FEET ALONG THE EAST LINE OF SAID WEST HALF; THENCE NORTH 89(1)59'05" WEST 319.19 FEET; THENCE SOUTH 00(1)00'55" WEST 340.88 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 47(1)50'28" EAST 47.89 FEET; THENCE NORTH 42(1)09'32" EAST 13.28 FEET; THENCE SOUTH 47(1)50'28" EAST 88.41 FEET; THENCE SOUTH 42(1)09'32" WEST 106.04 FEET; THENCE NORTH 47(1)50'28" WEST 34.32 FEET; THENCE SOUTH 42(1)09'32" WEST 92.59 FEET; THENCE SOUTH 47(1)50'28" EAST 34.41 FEET; THENCE SOUTH 42(1)09'32" WEST 54.08 FEET; THENCE NORTH 47(1)50'28" WEST 48.03 FEET; THENCE SOUTH 42(1)09'32" WEST 13.35 FEET; THENCE NORTH 47(1)50'28" WEST 28.20 FEET; THENCE SOUTH 42(1)16'43" WEST 26.46 FEET; THENCE SOUTH 55(1)43'29" EAST 71.56 FEET; THENCE SOUTH 34(1)16'31" WEST 107.47 FEET; THENCE NORTH 55(1)43'29" WEST 53.85 FEET; THENCE SOUTH 22(1)55'49" WEST 39.78 FEET; THENCE SOUTH 78(1)27'34" EAST 53.89 FEET; THENCE SOUTH 11(1)32'26" WEST 108.75 FEET; THENCE NORTH 78(1)27'34" WEST 164.05 FEET; THENCE NORTH 11(1)32'26" EAST 108.75 FEET; THENCE SOUTH 78(1)27'34" EAST 97.73 FEET; THENCE NORTH 22(1)55'49" EAST 44.68 FEET; THENCE NORTH 55(1)43'29" WEST 97.73 FEET; THENCE NORTH 34(1)16'31" EAST 107.47 FEET; THENCE SOUTH 55(1)43'29" EAST 81.99 FEET; THENCE NORTH 42(1)16'43" EAST 27.97 FEET; THENCE NORTH 47(1)50'28" WEST 49.76 FEET; THENCE NORTH 42(1)09'32" EAST 106.04 FEET; THENCE SOUTH 47(1)50'28" EAST 38.04 FEET; THENCE NORTH 42(1)09'32" EAST 92.60 FEET; THENCE NORTH 47(1)50'28" WEST 38.08 FEET; THENCE NORTH 42(1)09'32" EAST 54.05 FEET TO THE POINT OF BEGINNING, ALL IN LAKE COUNTY, ILLINOIS.

PARCEL 2:

        THAT PART OF THE NORTHWEST QUARTER OF SECTION 22, TOWNSHIP 43 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF THE WEST HALF OF THE NORTHWEST QUARTER OF SAID SECTION 22; THEN SOUTH 00(1)48'42" WEST 392.23 FEET ALONG THE EAST LINE OF SAID WEST HALF; THENCE NORTH 89(1)59'05" WEST 22.36 FEET; THENCE SOUTH 00(1)00'55" WEST 389.10 FEET TO THE POINT OF BEGINNING; THENCE NORTH 85(1)56'37" EAST 40.77 FEET; THENCE SOUTH 04(1)03'23" EAST 46.70 FEET; THENCE NORTH 85(1)56'37" EAST 90.50 FEET; THENCE SOUTH 04(1)03'23" EAST 95.46 FEET; THENCE SOUTH 85(1)56'37" WEST 172.56 FEET; THENCE NORTH 04(1)03'23" WEST 9.92 FEET; THENCE SOUTH 85(1)56'37" WEST 18.28 FEET; THENCE NORTH 04(1)03'23" WEST 7.89 FEET; THENCE SOUTH 85(1)56'37" WEST 18.01 FEET; THENCE NORTH 04(1)03'23" WEST 23.02 FEET; THENCE NORTH 40(1)56'37" EAST 51.31 FEET; THENCE NORTH 04(1)03'23" WEST 9.16 FEET; THENCE NORTH 85(1)56'37" EAST 35.16 FEET; THENCE NORTH 04(1)03'23" WEST 13.07 FEET; THENCE NORTH 85(1)56'37" EAST 6.13 FEET; THENCE NORTH 04(1)03'23" WEST 42.81 FEET TO THE POINT OF BEGINNING, ALL IN LAKE COUNTY, ILLINOIS.

        COMMONLY KNOWN AS 27790 and 22750 WEST HIGHWAY 22, LAKE BARRINGTON, IL

P.I.N.:	13-15-300-009 13-22-100-012 13-22-100-013 13-22-100-002

EXHIBIT "A-4"

TO MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FILING

PROPERTY DESCRIPTION—CHRIST POB

        THAT PART OF THE SOUTHWEST QUARTER OF SECTION 3, TOWNSHIP 37 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS:

        BEGINNING AT THE POINT OF INTERSECTION OF A LINE DRAWN 40.00 FEET WEST OF AND PARALLEL WITH THE EAST LINE OF SAID SOUTHWEST QUARTER WITH A LINE DRAWN 50.00 FEET NORTH OF AND PARALLEL WITH THE SOUTH LINE OF SAID SOUTHWEST QUARTER; THENCE WEST 222.83 FEET ALONG A LINE 50.00 FEET NORTH OF AND PARALLEL WITH THE SOUTH LINE OF SAID SOUTHWEST QUARTER, BEING ALSO THE NORTH LINE OF WEST 95TH STREET IN ACCORDANCE WITH PLAT OF DEDICATION RECORDED MAY 27, 1958 AS DOCUMENT NO. 17219540; THENCE NORTH 177.05 FEET ALONG A LINE FORMING AN ANGLE OF 89 DEGREES 54 MINUTES 37 SECONDS AS MEASURED FROM EAST TO NORTH WITH SAID NORTH LINE OF 95TH STREET; THENCE EAST 24.70 FEET PARALLEL WITH SAID NORTH OF WEST 95TH STREET; THENCE NORTH 72.34 FEET PARALLEL WITH THE EAST LINE OF SAID SOUTHWEST QUARTER; THENCE EAST 197.28 FEET PARALLEL WITH SAID NORTH LINE OF WEST 95TH STREET TO THE WEST LINE OF SOUTH KOSTNER AVENUE, BEING A LINE 40.00 FEET WEST OF THE EAST LINE OF SAID SOUTHWEST QUARTER IN ACCORDANCE WITH THE AFORESAID PLAT OF DEDICATION; THENCE SOUTH 249.39 FEET ALONG THE WEST LINE OF SOUTH KOSTNER AVENUE TO THE HEREIN ABOVE DESCRIBED POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

        COMMONLY KNOWN AS 4400 W. 95TH STREET, OAK LAWN, IL

        P.I.N. 24-03-318-017

EXHIBIT "A-5"

TO MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FILING

PROPERTY DESCRIPTION—TRINITY POB

        THAT PART OF LOTS 1 THROUGH 10, ALL INCLUSIVE, IN BLOCK 19 IN S.E. GROSS' CALUMET HEIGHTS ADDITION TO SOUTH CHICAGO, BEING A SUBDIVISION OF THE SOUTHEAST QUARTER OF SECTION 1, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, BEING DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 1 IN BLOCK 19 ON THE WEST LINE OF OGLESBY AVENUE; THENCE SOUTH 00(1)39'09" EAST 65.05 FEET ALONG SAID WEST LINE OF OGLESBY AVENUE AND THE EAST LINE OF SAID LOT 1; THENCE SOUTH 89-41'24" WEST 78.22 FEET; THENCE SOUTH 00(1)38'16" EAST 14.00 FEET; THENCE SOUTH 89(1)41'24" WEST 13.00 FEET; THENCE NORTH 00(1)38'16" WEST 14.00 FEET; THENCE SOUTH 89(1)41'24" WEST 97.77 FEET; THENCE SOUTH 00(1)38'16" EAST 12.00 FEET; THENCE SOUTH 89(1)41'24" WEST 11.29 FEET; THENCE SOUTH 00(1)38'16" EAST 47.95 FEET TO THE NORTH LINE OF AN EAST-WEST 16-FOOT PUBLIC ALLEY IN SAID BLOCK 19; THENCE SOUTH 89(1)41'24" WEST 66.31 FEET ALONG THE NORTH LINE OF SAID PUBLIC ALLEY IN BLOCK 19 TO THE SOUTHWEST CORNER OF SAID LOT 10 IN BLOCK 19 ON THE EAST LINE OF CRANDON AVENUE; THENCE NORTH 00(1)38'16" WEST 125.00 FEET ALONG SAID EAST LINE OF CRANDON AVENUE AND THE WEST LINE OF SAID LOT 10 IN BLOCK 19 TO THE NORTHWEST CORNER OF SAID LOT 10 ON THE SOUTH LINE OF 93RD STREET; THENCE NORTH 89(1)41'24" EAST 266.43 FEET ALONG THE NORTH LINE OF SAID BLOCK 19 AND THE SOUTH LINE OF 93RD STREET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

        COMMONLY KNOWN AS 2315 E. 93RD STREET, CHICAGO, IL

P.I.N.:	25-01-423-004 25-01-423-010 25-01-423-061 25-01-423-062-8001 25-01-423-062-8002

EXHIBIT "A-6"

TO MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FILING

PROPERTY DESCRIPTION—SOUTH SUBURBAN POB

        THAT PART OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 35, TOWNSHIP 36 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 35; THENCE NORTH 00(1)00'00" EAST 264.10 FEET ALONG THE SAID EAST LINE OF SAID NORTHEAST QUARTER; THENCE NORTH 89(1)51'20" WEST 616.18 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89(1)51'20" WEST 31.81 FEET; THENCE SOUTH 00(1)08'40" WEST 8.75 FEET; THENCE NORTH 89(1)51'20" WEST 24.90 FEET; THENCE NORTH 00(1)08'40" EAST 8.65 FEET; THENCE NORTH 89(1)51'20" WEST 32.09 FEET; THENCE NORTH 00(1)08'40" EAST 83.96 FEET; THENCE NORTH 89(1)51'20" WEST 16.10 FEET; THENCE NORTH 00(1)08'40" EAST 27.76 FEET; THENCE NORTH 89(1)51'20" WEST 16.30 FEET; THENCE NORTH 00(1)08'40" EAST 60.91 FEET; THENCE SOUTH 89(1)51'20" EAST 89.06 FEET; THENCE SOUTH 00(1)08'40" WEST 27.92 FEET; THENCE SOUTH 89(1)51'20" EAST 15.84 FEET; THENCE SOUTH 00(1)08'40" WEST 28.05 FEET; THENCE SOUTH 89(1)51'20" EAST 16.30 FEET; THENCE SOUTH 00(1)08'40" WEST 116.56 FEET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

        COMMONLY KNOWN AS 17850 S. KEDZIE AVENUE, HAZEL CREST, IL

        P.I.N. 28-35-202-004

EXHIBIT "A-7"

TO MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FILING

PROPERTY DESCRIPTION—NAPERVILLE

        LOT 1 IN COPPERFIELD SQUARE, BEING A SUBDIVISION IN THE SOUTHEAST QUARTER OF SECTION 7 AND THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 38 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED JANUARY 26, 1993 AS DOCUMENT NO. R93-016376, IN DUPAGE COUNTY, ILLINOIS.

AND ALSO

        LOT 1 IN COPPERFIELD VILLAGE UNIT 1, BEING A SUBDIVISION OF PART OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 38 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 28, 1988 AS DOCUMENT NO. R88-123217, IN DUPAGE COUNTY, ILLINOIS.

        COMMONLY KNOWN AS 1020 EAST OGDEN AVENUE, NAPERVILLE, IL

P.I.N.:	P.I.N.: 08-07-407-015 08-08-314-018 08-08-314-001

EXHIBIT "B"

TO MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FILING

LEASING GUIDELINES

        "Leasing Guidelines" shall mean the guidelines approved in writing by Lender, from time to time, with respect to the leasing of the Property. The following are the initial Leasing Guidelines:

          (a) All Leases shall be on the standard form of lease approved by Lender in writing. All Leases entered into after the Execution Date (except for amendments to existing leases which modify the economic terms in compliance with these Leasing Guidelines) which are not on the standard form or which do not comply with these Leasing Guidelines must be approved by Lender. The provisions of this clause (a) shall not prohibit nonmaterial changes to the standard form of lease previously approved by Lender;

          (b) All Leases shall have an initial term of at least one (1) year but not more than ten (10) years, except that Borrower may enter into new Leases or amendments to existing Leases for shorter terms; provided, however, that not more than fifteen percent (15%) of the leasable area of the Property shall at any point in time be leased under such shorter term Leases;

          (c) All Leases shall be at market rents taking into consideration the net leasable area leased to the tenant;

          (e)  No Leases shall be entered into if there is an Event of Default under any of the Loan Documents; and

          (f) All payments of rent, additional rent or any other amounts due from a tenant to a landlord under any Lease shall be made in money of the United States of America that at the time of payment shall be legal tender for the payment of all obligations.

EXHIBIT "C"

TO MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FILING

ALLOCATION OF LOAN AMOUNT

Property	Allocation Amount	Allocation Proportion
Good Samaritan I and II	$14,275,000.00	35.6875%
Good Shepherd I and II	$9,405,000.00	23.5125%
Christ POB	$6,000,000.00	15.0000%
Trinity POB	$2,320,000.00	5.8000%
South Suburban POB	$2,400,000.00	6.0000%
Naperville Property	$5,600,000.00	14.0000%

EXHIBIT "D"

TO MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FILING

IDENTIFICATION OF INSPECTION REPORTS AND SPECIFIC ITEMS FOR REPAIR

Inspection Report	Property
All prepared by GTG Consultants, Inc.
Architectural Engineering and Evaluation Report, GTG Project No. 1057.030e/f, dated November 7, 2002	Good Samaritan POB I and II
Architectural Engineering and Evaluation Report GTG Project No. 1057.030g/h, dated November 7, 2002	Good Shepherd POB I and II
Architectural Engineering and Evaluation Report, GTG Project No. 1057.030c, dated November 7, 2002	Christ POB
Architectural Engineering and Evaluation Report, GTG Project No. 1057.030d, dated November 7, 2002	Trinity POB
Architectural Engineering and Evaluation Report, GTG Project No. 1057.030b, dated November 7, 2002	South Suburban POB
Architectural Engineering and Evaluation Report, GTG Project No. 1057.030a, dated November 7, 2002	Naperville POB

EXHIBIT "E"

TO MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FILING

IDENTIFICATION OF REQUIRED ROOF REPAIRS/REPLACEMENTS

        Borrower shall complete the roof repairs/replacements set forth below in a good and workmanlike manner and in accordance with the applicable standards published by the National Roofing Contractors Association of America.

  1.
  With respect to Good Shepherd POB I and II, Borrower shall replace the roofs of the buildings by no later than December 31, 2005.

  2.
  With respect to Trinity POB, Borrower shall replace the roof of the building by no later than December 31, 2004.

        Upon completion of such work, Borrower shall furnish Lender with reasonably acceptable evidence of completion, including without limitation, copies of all final lien waivers and roof warranties.

QuickLinks

  Exhibit 10.1